Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007
and the Information Supplement dated December 12, 2007)	April 8, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

• Issuer: Barclays Bank PLC (Rated AA/Aa1)‡	• Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.
• Issue date: April 30, 2008
• Initial valuation date: April 25, 2008

• Final valuation date: October 24, 2008	• Initial public offering price: 100%

• Maturity date: October 29, 2008	• Tax allocation of coupon rate:

• Initial price: Closing price of the linked share on the initial valuation date.	Deposit income*: TBD

• Final price: Closing price of the linked share on the final valuation date.	Put premium: The coupon rate minus the deposit income.

• Protection price: The protection level multiplied by the initial price.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Apple Inc.	TBD	FWP-8	AAPL	TBD	15.500%	75%	TBD	TBD	TBD	TBD	E-1870	06738RSL1/ US06738RSL14
Arch Coal, Inc.	TBD	FWP-10	ACI	TBD	19.000%	70%	TBD	TBD	TBD	TBD	E-1871	06738RSM9/ US06738RSM96
AK Steel Holding Corporation	TBD	FWP-12	AKS	TBD	13.650%	60%	TBD	TBD	TBD	TBD	E-1872	06738RSN7/ US06738RSN79
Amazon.com, Inc.	TBD	FWP-14	AMZN	TBD	14.750%	70%	TBD	TBD	TBD	TBD	E-1873	06738RSP2/ US06738RSP28
Abercrombie & Fitch Co.	TBD	FWP-16	ANF	TBD	11.250%	75%	TBD	TBD	TBD	TBD	E-1874	06738RSQ0/ US06738RSQ01
American Express Company	TBD	FWP-18	AXP	TBD	12.000%	75%	TBD	TBD	TBD	TBD	E-1875	06738RSR8/ US06738RSR83
The Boeing Company	TBD	FWP-20	BA	TBD	9.000%	80%	TBD	TBD	TBD	TBD	E-1876	06738RST4/ US06738RST40
Best Buy Co., Inc.	TBD	FWP-22	BBY	TBD	11.000%	75%	TBD	TBD	TBD	TBD	E-1877	06738RSU1/ US06738RSU13
BlackRock, Inc.	TBD	FWP-24	BLK	TBD	10.400%	70%	TBD	TBD	TBD	TBD	E-1878	06738RSV9/ US06738RSV95
Peabody Energy Corporation	TBD	FWP-26	BTU	TBD	13.600%	65%	TBD	TBD	TBD	TBD	E-1879	06738RSW7/ US06738RSW78
Citigroup Inc.	TBD	FWP-28	C	TBD	15.700%	70%	TBD	TBD	TBD	TBD	E-1880	06738RSX5/ US06738RSX51
CBS Corporation	TBD	FWP-30	CBS	TBD	9.600%	80%	TBD	TBD	TBD	TBD	E-1881	06738RSY3/ US06738RSY35
CIGNA Corporation	TBD	FWP-32	CI	TBD	10.250%	75%	TBD	TBD	TBD	TBD	E-1882	06738RSZ0/ US06738RSZ00
Consol Energy Inc.	TBD	FWP-34	CNX	TBD	12.150%	60%	TBD	TBD	TBD	TBD	E-1883	06738RTA4/ US06738RTA40
Deere & Company	TBD	FWP-36	DE	TBD	11.000%	75%	TBD	TBD	TBD	TBD	E-1884	06738RTB2/ US06738RTB23
Diamond Offshore Drilling, Inc.	TBD	FWP-38	DO	TBD	11.100%	70%	TBD	TBD	TBD	TBD	E-1885	06738RTC0/ US06738RTC06
Devon Energy Corporation	TBD	FWP-40	DVN	TBD	10.000%	75%	TBD	TBD	TBD	TBD	E-1886	06738RTD8/ US06738RTD88
EMC Corporation	TBD	FWP-42	EMC	TBD	11.000%	75%	TBD	TBD	TBD	TBD	E-1887	06738RTE6/ US06738RTE61
Energy Conversion Devices, Inc.	TBD	FWP-44	ENER	TBD	15.000%	60%	TBD	TBD	TBD	TBD	E-1888	06738RTF3/ US06738RTF37
Goldcorp Inc.	TBD	FWP-46	GG	TBD	13.500%	75%	TBD	TBD	TBD	TBD	E-1889	06738RTG1/ US06738RTG10
Corning Incorporated	TBD	FWP-48	GLW	TBD	11.500%	80%	TBD	TBD	TBD	TBD	E-1890	06738RTH9/ US06738RTH92
Google Inc.	TBD	FWP-50	GOOG	TBD	10.250%	75%	TBD	TBD	TBD	TBD	E-1891	06738RTJ5/ US06738RTJ58
Garmin Ltd.	TBD	FWP-52	GRMN	TBD	14.350%	60%	TBD	TBD	TBD	TBD	E-1892	06738RTK2/ US06738RTK22
The Goldman Sachs Group, Inc.	TBD	FWP-54	GS	TBD	12.350%	75%	TBD	TBD	TBD	TBD	E-1893	06738RTL0/ US06738RTL05
The Hartford Financial Services Group, Inc.	TBD	FWP-56	HIG	TBD	10.000%	80%	TBD	TBD	TBD	TBD	E-1894	06738RTM8/ US06738RTM87
Hewlett-Packard Company	TBD	FWP-58	HPQ	TBD	9.250%	80%	TBD	TBD	TBD	TBD	E-1895	06738RTN6/ US06738RTN60
Kohl’s Corporation	TBD	FWP-60	KSS	TBD	11.500%	70%	TBD	TBD	TBD	TBD	E-1896	06738RTP1/ US06738RTP19
Las Vegas Sands Corp.	TBD	FWP-62	LVS	TBD	14.000%	65%	TBD	TBD	TBD	TBD	E-1897	06738RTQ9/ US06738RTQ91
Massey Energy Company	TBD	FWP-64	MEE	TBD	15.500%	60%	TBD	TBD	TBD	TBD	E-1898	06738RTR7/ US06738RTR74
McAfee, Inc.	TBD	FWP-66	MFE	TBD	10.500%	80%	TBD	TBD	TBD	TBD	E-1899	06738RTS5/ US06738RTS57
MGM MIRAGE	TBD	FWP-68	MGM	TBD	11.150%	70%	TBD	TBD	TBD	TBD	E-1900	06738RTT3/ US06738RTT31
Medco Health Solutions, Inc.	TBD	FWP-70	MHS	TBD	10.150%	80%	TBD	TBD	TBD	TBD	E-1901	06738RTU0/ US06738RTU04
Marathon Oil Corporation	TBD	FWP-72	MRO	TBD	12.750%	75%	TBD	TBD	TBD	TBD	E-1902	06738RTV8/ US06738RTV86
Mylan Laboratories Inc.	TBD	FWP-74	MYL	TBD	10.750%	70%	TBD	TBD	TBD	TBD	E-1903	06738RTW6/ US06738RTW69
Nabors Industries Ltd.	TBD	FWP-76	NBR	TBD	10.000%	80%	TBD	TBD	TBD	TBD	E-1904	06738RTX4/ US06738RTX43
The Nasdaq Stock Market, Inc.	TBD	FWP-78	NDAQ	TBD	15.200%	75%	TBD	TBD	TBD	TBD	E-1905	06738RTY2/ US06738RTY26
Noble Corporation	TBD	FWP-80	NE	TBD	13.100%	75%	TBD	TBD	TBD	TBD	E-1906	06738RTZ9/ US06738RTZ90
NYSE Euronext, Inc.	TBD	FWP-82	NYX	TBD	12.750%	75%	TBD	TBD	TBD	TBD	E-1907	06738RUA2/ US06738RUA21
Oracle Corporation	TBD	FWP-84	ORCL	TBD	9.750%	80%	TBD	TBD	TBD	TBD	E-1908	06738RUB0/ US06738RUB04
Occidental Petroleum Corporation	TBD	FWP-86	OXY	TBD	10.700%	75%	TBD	TBD	TBD	TBD	E-1909	06738RUC8/ US06738RUC86
QUALCOMM Incorporated	TBD	FWP-88	QCOM	TBD	10.650%	80%	TBD	TBD	TBD	TBD	E-1910	06738RUD6/ US06738RUD69
Research In Motion Limited	TBD	FWP-90	RIMM	TBD	16.750%	65%	TBD	TBD	TBD	TBD	E-1911	06738RUE4/ US06738RUE43
Seagate Technology	TBD	FWP-92	STX	TBD	11.650%	75%	TBD	TBD	TBD	TBD	E-1912	06738RUF1/ US06738RUF18
Titanium Metals Corporation	TBD	FWP-94	TIE	TBD	14.100%	60%	TBD	TBD	TBD	TBD	E-1913	06738RUG9/ US06738RUG90
Tiffany & Co.	TBD	FWP-96	TIF	TBD	12.100%	70%	TBD	TBD	TBD	TBD	E-1914	06738RUH7/ US06738RUH73
Valero Energy Corporation	TBD	FWP-98	VLO	TBD	13.000%	75%	TBD	TBD	TBD	TBD	E-1915	06738RUJ3/ US06738RUJ30
Verizon Communications Inc.	TBD	FWP-100	VZ	TBD	9.750%	80%	TBD	TBD	TBD	TBD	E-1916	06738RUK0/ US06738RUK03
MEMC Electronic Materials, Inc.	TBD	FWP-102	WFR	TBD	15.000%	60%	TBD	TBD	TBD	TBD	E-1917	06738RUL8/ US06738RUL85

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page FWP-2 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the

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assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

At the end of fiscal 2007, the Company had opened a total of 197 of its own retail stores, including 174 stores in the U.S. and a total of 23 stores in Canada, Japan, U.K. and Italy.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
April 4, 2008*	$154.70	$145.00	$153.08

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $153.08

Protection level: 75.00%

Protection price: $114.81

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.532532

Coupon: 15.50% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.92

FWP-6

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%
0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.75%	2.75%	–5.00%
– 10%	7.75%	–2.25%	–10.00%
– 20%	7.75%	–12.25%	–20.00%
– 30%	N/A	–22.25%	–30.00%
– 40%	N/A	–32.25%	–40.00%
– 50%	N/A	–42.25%	–50.00%
– 60%	N/A	–52.25%	–60.00%
– 70%	N/A	–62.25%	–70.00%
– 80%	N/A	–72.25%	–80.00%
– 90%	N/A	–82.25%	–90.00%
– 100%	N/A	–92.25%	–100.00%

FWP-7

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
April 4, 2008*	$49.60	$41.25	$48.93

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $48.93

Protection level: 70.00%

Protection price: $34.25

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.437359

Coupon: 19.00% per annum

Maturity: October 29, 2008

Dividend yield: 0.58% per annum

Coupon amount monthly: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.29%
+ 90%	9.50%		90.29%
+ 80%	9.50%		80.29%
+ 70%	9.50%		70.29%
+ 60%	9.50%		60.29%
+ 50%	9.50%		50.29%
+ 40%	9.50%		40.29%
+ 30%	9.50%		30.29%
+ 20%	9.50%		20.29%
+ 10%	9.50%		10.29%
+ 5%	9.50%		5.29%
0%	9.50%		0.29%

	Protection Price Ever Breached?
	NO	YES
– 5%	9.50%	4.50%	–4.71%
– 10%	9.50%	–0.50%	–9.71%
– 20%	9.50%	–10.50%	–19.71%
– 30%	9.50%	–20.50%	–29.71%
– 40%	N/A	–30.50%	–39.71%
– 50%	N/A	–40.50%	–49.71%
– 60%	N/A	–50.50%	–59.71%
– 70%	N/A	–60.50%	–69.71%
– 80%	N/A	–70.50%	–79.71%
– 90%	N/A	–80.50%	–89.71%
– 100%	N/A	–90.50%	–99.71%

FWP-8

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.85	$11.50	$12.81
September 30, 2002	$12.75	$7.00	$7.31
December 31, 2002	$8.50	$6.45	$8.00
March 31, 2003	$8.90	$3.25	$3.25
June 30, 2003	$4.06	$2.75	$3.62
September 30, 2003	$3.64	$1.75	$2.00
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 30, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
April 4, 2008*	$61.60	$54.21	$61.02

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $61.02

Protection level: 60.00%

Protection price: $36.61

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.388069

Coupon: 13.65% per annum

Maturity: October 29, 2008

Dividend yield: 0.08% per annum

Coupon amount monthly: $11.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.825%		100.04%
+ 90%	6.825%		90.04%
+ 80%	6.825%		80.04%
+ 70%	6.825%		70.04%
+ 60%	6.825%		60.04%
+ 50%	6.825%		50.04%
+ 40%	6.825%		40.04%
+ 30%	6.825%		30.04%
+ 20%	6.825%		20.04%
+ 10%	6.825%		10.04%
+ 5%	6.825%		5.04%
0%	6.825%		0.04%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.825%	1.825%	–4.96%
– 10%	6.825%	–3.175%	–9.96%
– 20%	6.825%	–13.175%	–19.96%
– 30%	6.825%	–23.175%	–29.96%
– 40%	6.825%	–33.175%	–39.96%
– 50%	N/A	–43.175%	–49.96%
– 60%	N/A	–53.175%	–59.96%
– 70%	N/A	–63.175%	–69.96%
– 80%	N/A	–73.175%	–79.96%
– 90%	N/A	–83.175%	–89.96%
– 100%	N/A	–93.175%	–99.96%

FWP-9

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.40	$12.52	$16.25
September 30, 2002	$17.93	$12.26	$15.93
December 31, 2002	$25.00	$16.01	$18.89
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 30, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
April 4, 2008*	$79.00	$72.76	$76.87

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $76.87

Protection level: 70.00%

Protection price: $53.81

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.008976

Coupon: 14.75% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.00%
+ 90%	7.375%		90.00%
+ 80%	7.375%		80.00%
+ 70%	7.375%		70.00%
+ 60%	7.375%		60.00%
+ 50%	7.375%		50.00%
+ 40%	7.375%		40.00%
+ 30%	7.375%		30.00%
+ 20%	7.375%		20.00%
+ 10%	7.375%		10.00%
+ 5%	7.375%		5.00%
0%	7.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.375%	2.375%	–5.00%
– 10%	7.375%	–2.625%	–10.00%
– 20%	7.375%	–12.625%	–20.00%
– 30%	7.375%	–22.625%	–30.00%
– 40%	N/A	–32.625%	–40.00%
– 50%	N/A	–42.625%	–50.00%
– 60%	N/A	–52.625%	–60.00%
– 70%	N/A	–62.625%	–70.00%
– 80%	N/A	–72.625%	–80.00%
– 90%	N/A	–82.625%	–90.00%
– 100%	N/A	–92.625%	–100.00%

FWP-10

Abercrombie & Fitch Co.

According to publicly available information, Abercrombie & Fitch Co. (the “Company”), a Delaware corporation, is a specialty retailer that operates stores selling casual apparel; such as knit shirts, graphic t-shirts, jeans, woven shirts, shorts; personal care and other accessories for men, women and kids under the Abercrombie & Fitch, abercrombie, Hollister and RUEHL brands. As of February 2, 2008, the Company operated 1,035 stores in the United States, Canada and the United Kingdom.

The linked share’s SEC file number is 1-12107.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$33.85	$22.77	$24.12
September 30, 2002	$27.10	$19.24	$19.67
December 31, 2002	$26.33	$15.00	$20.46
March 31, 2003	$30.89	$20.66	$30.03
June 30, 2003	$33.65	$25.85	$28.41
September 30, 2003	$33.65	$26.77	$27.71
December 31, 2003	$32.30	$23.09	$24.71
March 31, 2004	$34.27	$23.07	$33.84
June 30, 2004	$39.46	$30.25	$38.75
September 30, 2004	$38.70	$27.42	$31.50
December 31, 2004	$47.42	$31.52	$46.95
March 31, 2005	$58.28	$45.82	$57.24
June 30, 2005	$71.00	$52.21	$68.70
September 30, 2005	$74.10	$44.17	$49.85
December 30, 2005	$66.54	$45.65	$65.18
March 31, 2006	$70.93	$54.60	$58.30
June 30, 2006	$65.19	$53.65	$55.43
September 29, 2006	$72.23	$49.98	$69.48
December 29, 2006	$79.42	$65.75	$69.63
March 30, 2007	$83.82	$69.74	$75.68
June 29, 2007	$84.92	$71.22	$72.98
September 30, 2007	$84.24	$67.72	$80.70
December 31, 2007	$85.76	$70.64	$79.97
March 31, 2008	$82.06	$67.21	$73.14
April 4, 2008*	$78.35	$73.89	$76.66

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANF

Initial price: $76.66

Protection level: 75.00%

Protection price: $57.50

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.044613

Coupon: 11.25% per annum

Maturity: October 29, 2008

Dividend yield: 0.93% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.47%
+ 90%	5.625%		90.47%
+ 80%	5.625%		80.47%
+ 70%	5.625%		70.47%
+ 60%	5.625%		60.47%
+ 50%	5.625%		50.47%
+ 40%	5.625%		40.47%
+ 30%	5.625%		30.47%
+ 20%	5.625%		20.47%
+ 10%	5.625%		10.47%
+ 5%	5.625%		5.47%
0%	5.625%		0.47%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.625%	0.625%	–4.53%
– 10%	5.625%	–4.375%	–9.53%
– 20%	5.625%	–14.375%	–19.53%
– 30%	N/A	–24.375%	–29.53%
– 40%	N/A	–34.375%	–39.53%
– 50%	N/A	–44.375%	–49.53%
– 60%	N/A	–54.375%	–59.53%
– 70%	N/A	–64.375%	–69.53%
– 80%	N/A	–74.375%	–79.53%
– 90%	N/A	–84.375%	–89.53%
– 100%	N/A	–94.375%	–99.53%

FWP-11

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$39.31	$30.23	$31.79
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 30, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
April 4, 2008*	$47.73	$45.11	$46.11

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $46.11

Protection level: 75.00%

Protection price: $34.58

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.687270

Coupon: 12.00% per annum

Maturity: October 29, 2008

Dividend yield: 1.03% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.52%
+ 90%	6.00%		90.52%
+ 80%	6.00%		80.52%
+ 70%	6.00%		70.52%
+ 60%	6.00%		60.52%
+ 50%	6.00%		50.52%
+ 40%	6.00%		40.52%
+ 30%	6.00%		30.52%
+ 20%	6.00%		20.52%
+ 10%	6.00%		10.52%
+ 5%	6.00%		5.52%
0%	6.00%		0.52%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.00%	1.00%	–4.48%
– 10%	6.00%	–4.00%	–9.48%
– 20%	6.00%	–14.00%	–19.48%
– 30%	N/A	–24.00%	–29.48%
– 40%	N/A	–34.00%	–39.48%
– 50%	N/A	–44.00%	–49.48%
– 60%	N/A	–54.00%	–59.48%
– 70%	N/A	–64.00%	–69.48%
– 80%	N/A	–74.00%	–79.48%
– 90%	N/A	–84.00%	–89.48%
– 100%	N/A	–94.00%	–99.48%

FWP-12

The Boeing Company

According to publicly available information, The Boeing Company (the “Company”) together with its subsidiaries is one of the world’s major aerospace firms. The Company is organized based on the products and services it offers. The Company operates in five principal segments: Commercial Airplanes; the three segments that comprise its Integrated Defence Systems (IDS) business: Precision Engagement and Mobility Systems (PE&MS), Network and Space Systems (N&SS) and Support Systems; and Boeing Capital Corporation (BCC). The Company’s other segment classifications principally includes the activities of Engineering, Operations and Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

The Company’s workforce level at December 31, 2007 was approximately 159,300, including approximately 3,846 in Australia and 1,720 in Canada.

The linked share’s SEC file number is: 1-442.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$50.05	$41.00	$45.00
September 30, 2002	$45.28	$33.20	$34.13
December 31, 2002	$36.02	$28.53	$32.99
March 31, 2003	$34.59	$24.73	$25.06
June 30, 2003	$36.50	$25.20	$34.32
September 30, 2003	$38.90	$31.00	$34.33
December 31, 2003	$43.35	$34.40	$42.14
March 31, 2004	$45.10	$38.04	$41.07
June 30, 2004	$51.49	$40.31	$51.09
September 30, 2004	$55.22	$46.60	$51.62
December 31, 2004	$55.48	$48.20	$51.77
March 31, 2005	$58.94	$49.52	$58.46
June 30, 2005	$66.71	$56.22	$66.00
September 30, 2005	$68.38	$62.02	$67.95
December 30, 2005	$72.40	$63.70	$70.24
March 31, 2006	$79.45	$66.49	$77.93
June 30, 2006	$89.58	$76.40	$81.91
September 29, 2006	$84.06	$72.17	$78.85
December 29, 2006	$92.03	$77.79	$88.84
March 30, 2007	$92.24	$84.60	$88.91
June 29, 2007	$100.96	$88.08	$96.16
September 30, 2007	$107.80	$90.08	$104.99
December 31, 2007	$107.15	$85.55	$87.46
March 31, 2008	$87.76	$71.59	$74.37
April 4, 2008*	$77.22	$74.80	$75.65

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BA

Initial price: $75.65

Protection level: 80.00%

Protection price: $60.52

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.218771

Coupon: 9.00% per annum

Maturity: October 29, 2008

Dividend yield: 1.93% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.97%
+ 90%	4.50%		90.97%
+ 80%	4.50%		80.97%
+ 70%	4.50%		70.97%
+ 60%	4.50%		60.97%
+ 50%	4.50%		50.97%
+ 40%	4.50%		40.97%
+ 30%	4.50%		30.97%
+ 20%	4.50%		20.97%
+ 10%	4.50%		10.97%
+ 5%	4.50%		5.97%
0%	4.50%		0.97%

	Protection Price Ever Breached?
	NO	YES
– 5%	4.50%	–0.50%	–4.03%
– 10%	4.50%	–5.50%	–9.03%
– 20%	4.50%	–15.50%	–19.03%
– 30%	N/A	–25.50%	–29.03%
– 40%	N/A	–35.50%	–39.03%
– 50%	N/A	–45.50%	–49.03%
– 60%	N/A	–55.50%	–59.03%
– 70%	N/A	–65.50%	–69.03%
– 80%	N/A	–75.50%	–79.03%
– 90%	N/A	–85.50%	–89.03%
– 100%	N/A	–95.50%	–99.03%

FWP-13

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all U.S. store and online operations, including Best Buy, Geek Squad, Magnolia Audio Video and Pacific Sales Kitchen and Bath Centers (Pacific Sales). The International segment is comprised of all Canada store and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store and online operations, including Jiangsu Five Star Appliance Co., Ltd. (Five Star) and the Company’s first Best Buy China store, which opened in Shanghai on December 28, 2006.

At March 3, 2007, the Company operated 121 Future Shop stores throughout all of Canada’s provinces and 47 Canada Best Buy stores in Ontario, Quebec, Alberta, British Columbia, Manitoba and Saskatchewan. At March 3, 2007, the Company operated 135 Five Star stores in seven of China’s 34 provinces and one China Best Buy store in Shanghai.

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$35.44	$22.35	$24.20
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 30, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
March 31, 2008	$52.98	$38.76	$41.46
April 4, 2008*	$45.66	$41.96	$42.89

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $42.89

Protection level: 75.00%

Protection price: $32.17

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.315458

Coupon: 11.00% per annum

Maturity: October 29, 2008

Dividend yield: 1.08% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.54%
+ 90%	5.50%		90.54%
+ 80%	5.50%		80.54%
+ 70%	5.50%		70.54%
+ 60%	5.50%		60.54%
+ 50%	5.50%		50.54%
+ 40%	5.50%		40.54%
+ 30%	5.50%		30.54%
+ 20%	5.50%		20.54%
+ 10%	5.50%		10.54%
+ 5%	5.50%		5.54%
0%	5.50%		0.54%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.50%	0.50%	–4.46%
– 10%	5.50%	–4.50%	–9.46%
– 20%	5.50%	–14.50%	–19.46%
– 30%	N/A	–24.50%	–29.46%
– 40%	N/A	–34.50%	–39.46%
– 50%	N/A	–44.50%	–49.46%
– 60%	N/A	–54.50%	–59.46%
– 70%	N/A	–64.50%	–69.46%
– 80%	N/A	–74.50%	–79.46%
– 90%	N/A	–84.50%	–89.46%
– 100%	N/A	–94.50%	–99.46%

FWP-14

BlackRock, Inc.

According to publicly available information, BlackRock, Inc. (the “Company”) is one of the largest publicly traded investment management firms in the United States with $1.357 trillion of assets under management at December 31, 2007, up $232.0 billion or 21% over year-end 2006 levels. Assets are managed on behalf of institutional and individual investors worldwide through a variety of fixed income, equity and balanced, cash management and alternative investment separate accounts and funds. In addition, the Company provides investment system outsourcing, risk management and financial advisory services globally to institutional investors.

The Company is independent in ownership and governance, with no single majority stockholder and a majority of directors are independent. At December 31, 2007, Merrill Lynch & Co., Inc. (“Merrill Lynch”) owned approximately 45.1% of the Company’s voting common stock and approximately 49.0% of the Company’s capital stock on a fully diluted basis. The PNC Financial Services Group, Inc. (“PNC”), owned approximately 33.5% of the Company’s capital stock. Headquartered in New York City, the Company has 70 offices in 19 countries throughout the United States, Europe, Asia and Australia.

The linked share’s SEC file number is: 001-33099

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$47.60	$40.35	$44.30
September 30, 2002	$46.95	$38.50	$41.42
December 31, 2002	$41.68	$33.55	$39.40
March 31, 2003	$45.40	$39.58	$43.54
June 30, 2003	$48.56	$43.20	$45.04
September 30, 2003	$52.35	$43.60	$49.00
December 31, 2003	$53.63	$48.73	$53.11
March 31, 2004	$62.34	$53.03	$61.17
June 30, 2004	$66.93	$57.80	$63.83
September 30, 2004	$75.98	$60.66	$73.49
December 31, 2004	$78.24	$68.83	$77.26
March 31, 2005	$82.31	$73.64	$74.93
June 30, 2005	$80.52	$69.48	$80.45
September 30, 2005	$89.29	$79.87	$88.62
December 30, 2005	$113.87	$83.07	$108.48
March 31, 2006	$161.36	$105.77	$140.00
June 30, 2006	$159.36	$120.69	$139.17
September 29, 2006	$152.34	$123.04	$149.00
December 29, 2006	$158.40	$140.72	$151.90
March 30, 2007	$179.89	$151.37	$156.31
June 29, 2007	$162.83	$143.69	$156.59
September 30, 2007	$179.96	$139.20	$173.41
December 31, 2007	$224.54	$172.18	$216.80
March 31, 2008	$231.99	$166.00	$204.18
April 4, 2008*	$225.39	$208.51	$219.98

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BLK

Initial price: $219.98

Protection level: 70.00%

Protection price: $153.99

Physical delivery amount: 4($1,000/Initial price)

Fractional shares: 0.545868

Coupon: 10.40% per annum

Maturity: October 29, 2008

Dividend yield: 1.27% per annum

Coupon amount monthly: $8.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.20%		100.64%
+ 90%	5.20%		90.64%
+ 80%	5.20%		80.64%
+ 70%	5.20%		70.64%
+ 60%	5.20%		60.64%
+ 50%	5.20%		50.64%
+ 40%	5.20%		40.64%
+ 30%	5.20%		30.64%
+ 20%	5.20%		20.64%
+ 10%	5.20%		10.64%
+ 5%	5.20%		5.64%
0%	5.20%		0.64%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.20%	0.20%	–4.36%
– 10%	5.20%	–4.80%	–9.36%
– 20%	5.20%	–14.80%	–19.36%
– 30%	5.20%	–24.80%	–29.36%
– 40%	N/A	–34.80%	–39.36%
– 50%	N/A	–44.80%	–49.36%
– 60%	N/A	–54.80%	–59.36%
– 70%	N/A	–64.80%	–69.36%
– 80%	N/A	–74.80%	–79.36%
– 90%	N/A	–84.80%	–89.36%
– 100%	N/A	–94.80%	–99.36%

FWP-15

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2007, it sold 237.8 million tons of coal. During this period, the Company sold coal to over 340 electricity generating and industrial plants in 19 countries. The Company's coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 192.3 million tons from its 20 U.S. mining operations and 21.4 million tons from its 11 Australia operations in 2007. The Company also shipped 84% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2007 and the remaining 16% from the eastern United States. Most of the Company's production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.20	$6.12	$6.62
September 30, 2002	$6.61	$4.10	$5.97
December 31, 2002	$6.85	$5.30	$6.84
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 30, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
April 4, 2008*	$57.95	$49.38	$57.07

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $57.07

Protection level: 65.00%

Protection price: $37.10

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.522341

Coupon: 13.60% per annum

Maturity: October 29, 2008

Dividend yield: 0.42% per annum

Coupon amount monthly: $11.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.80%		100.21%
+ 90%	6.80%		90.21%
+ 80%	6.80%		80.21%
+ 70%	6.80%		70.21%
+ 60%	6.80%		60.21%
+ 50%	6.80%		50.21%
+ 40%	6.80%		40.21%
+ 30%	6.80%		30.21%
+ 20%	6.80%		20.21%
+ 10%	6.80%		10.21%
+ 5%	6.80%		5.21%
0%	6.80%		0.21%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.80%	1.80%	–4.79%
– 10%	6.80%	–3.20%	–9.79%
– 20%	6.80%	–13.20%	–19.79%
– 30%	6.80%	–23.20%	–29.79%
– 40%	N/A	–33.20%	–39.79%
– 50%	N/A	–43.20%	–49.79%
– 60%	N/A	–53.20%	–59.79%
– 70%	N/A	–63.20%	–69.79%
– 80%	N/A	–73.20%	–79.79%
– 90%	N/A	–83.20%	–89.79%
– 100%	N/A	–93.20%	–99.79%

FWP-16

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2007, the Company had approximately 147,000 full-time and 13,000 part-time employees in the United States and approximately 227,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$46.32	$33.48	$36.04
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 30, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
April 4, 2008*	$25.05	$22.58	$24.08

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $24.08

Protection level: 70.00%

Protection price: $16.86

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.528239

Coupon: 15.70% per annum

Maturity: October 29, 2008

Dividend yield: 7.89% per annum

Coupon amount monthly: $13.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.85%		103.95%
+ 90%	7.85%		93.95%
+ 80%	7.85%		83.95%
+ 70%	7.85%		73.95%
+ 60%	7.85%		63.95%
+ 50%	7.85%		53.95%
+ 40%	7.85%		43.95%
+ 30%	7.85%		33.95%
+ 20%	7.85%		23.95%
+ 10%	7.85%		13.95%
+ 5%	7.85%		8.95%
0%	7.85%		3.95%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.85%	2.85%	–1.05%
– 10%	7.85%	–2.15%	–6.05%
– 20%	7.85%	–12.15%	–16.05%
– 30%	7.85%	–22.15%	–26.05%
– 40%	N/A	–32.15%	–36.05%
– 50%	N/A	–42.15%	–46.05%
– 60%	N/A	–52.15%	–56.05%
– 70%	N/A	–62.15%	–66.05%
– 80%	N/A	–72.15%	–76.05%
– 90%	N/A	–82.15%	–86.05%
– 100%	N/A	–92.15%	–96.05%

FWP-17

CBS Corporation

According to publicly available information, CBS Corporation (the “Company”) together with its consolidated subsidiaries, is a mass media company with operations in the following segments:

•

TELEVISION: The Television segment consists of CBS Television, comprised of the CBS® Television Network, the Company’s 30 owned broadcast television stations, CBS Paramount Network Television and CBS Television Distribution, the Company’s television production and syndication operations; Showtime Networks™, the Company’s premium subscription television program services; and CSTV College Sports Television® (to be rebranded CBS College Sports Network™ in March 2008), the Company’s cable network and online digital media business devoted to college athletics.

•	RADIO: The Radio segment owns and operates 140 radio stations in 30 United States (“U.S.”) markets through CBS Radio®.

•

OUTDOOR: The Outdoor segment displays advertising on media, including billboards, transit shelters, buses, rail systems (in-car, station platforms and terminals), mall kiosks and stadium signage principally through CBS Outdoor® and in retail stores through CBS Outernet™.

•	PUBLISHING: The Publishing segment consists of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster®, Pocket Books®, Scribner® and Free Press™.

For the year ended December 31, 2007, contributions to the Company’s consolidated revenues from its segments were as follows: Television 66%, Radio 12%, Outdoor 16% and Publishing 6%. The Company generated approximately 12% of its total revenues from international regions in 2007. For the year ended December 31, 2007, approximately 66% and 18% of total international revenues of $1.72 billion were generated in Europe and Canada, respectively.

The linked share’s SEC file number is: 001-09553.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$37.85	$28.62	$32.73
September 30, 2002	$33.12	$21.98	$29.92
December 31, 2002	$35.29	$27.26	$30.07
March 31, 2003	$32.43	$24.50	$26.94
June 30, 2003	$35.50	$26.93	$32.21
September 30, 2003	$34.64	$27.83	$28.26
December 31, 2003	$32.92	$27.20	$32.74
March 31, 2004	$33.23	$26.82	$28.93
June 30, 2004	$31.10	$25.88	$26.35
September 30, 2004	$26.51	$23.53	$24.76
December 31, 2004	$27.44	$24.65	$26.85
March 31, 2005	$28.76	$24.90	$25.70
June 30, 2005	$26.74	$23.57	$23.62
September 30, 2005	$26.29	$23.46	$24.35
December 30, 2005	$25.97	$22.08	$24.05
March 31, 2006	$27.43	$23.85	$23.98
June 30, 2006	$27.24	$24.05	$27.05
September 29, 2006	$29.78	$25.53	$28.17
December 29, 2006	$32.04	$27.67	$31.18
March 30, 2007	$32.27	$28.45	$30.59
June 29, 2007	$34.02	$30.55	$33.32
September 30, 2007	$35.50	$28.76	$31.50
December 31, 2007	$31.68	$25.57	$27.25
March 31, 2008	$27.18	$21.00	$22.08
April 4, 2008*	$23.01	$22.23	$22.29

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBS

Initial price: $22.29

Protection level: 80.00%

Protection price: $17.83

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.863167

Coupon: 9.60% per annum

Maturity: October 29, 2008

Dividend yield: 4.31% per annum

Coupon amount monthly: $8.00

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.80%		102.16%
+ 90%	4.80%		92.16%
+ 80%	4.80%		82.16%
+ 70%	4.80%		72.16%
+ 60%	4.80%		62.16%
+ 50%	4.80%		52.16%
+ 40%	4.80%		42.16%
+ 30%	4.80%		32.16%
+ 20%	4.80%		22.16%
+ 10%	4.80%		12.16%
+ 5%	4.80%		7.16%
0%	4.80%		2.16%

	Protection Price Ever Breached?
	NO	YES
– 5%	4.80%	–0.20%	–2.84%
– 10%	4.80%	–5.20%	–7.84%
– 20%	4.80%	–15.20%	–17.84%
– 30%	N/A	–25.20%	–27.84%
– 40%	N/A	–35.20%	–37.84%
– 50%	N/A	–45.20%	–47.84%
– 60%	N/A	–55.20%	–57.84%
– 70%	N/A	–65.20%	–67.84%
– 80%	N/A	–75.20%	–77.84%
– 90%	N/A	–85.20%	–87.84%
– 100%	N/A	–95.20%	–97.84%

FWP-19

CIGNA Corporation

According to publicly available information, CIGNA Corporation (the “Company”) and its subsidiaries constitute one of the largest investor-owned health service organizations in the United States. The Company’s subsidiaries are major providers of health care and related benefits, the majority of which are offered through the workplace, including: health care products and services; group disability, life and accident insurance; and workers’ compensation case management and related services. The Company had consolidated shareholders’ equity of $4.7 billion and assets of $40.1 billion as of December 31, 2007, and revenues of $17.6 billion for the year then ended. The Company’s major insurance subsidiary, Connecticut General Life Insurance Company (“CG Life”), traces its origins to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981.

The Company’s revenues are derived principally from premiums, fees, mail order pharmacy, other revenues and investment income.

The linked share’s SEC file number is: 1-8323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$37.00	$31.62	$32.47
September 30, 2002	$32.80	$23.07	$23.58
December 31, 2002	$24.73	$11.40	$13.71
March 31, 2003	$15.55	$13.04	$15.24
June 30, 2003	$19.14	$15.17	$15.65
September 30, 2003	$16.67	$13.33	$14.88
December 31, 2003	$19.53	$14.70	$19.17
March 31, 2004	$21.28	$17.63	$19.67
June 30, 2004	$23.51	$19.61	$22.94
September 30, 2004	$23.47	$19.64	$23.21
December 31, 2004	$27.60	$19.38	$27.19
March 31, 2005	$30.91	$26.04	$29.77
June 30, 2005	$36.46	$28.55	$35.68
September 30, 2005	$39.41	$34.27	$39.29
December 30, 2005	$39.94	$35.03	$37.23
March 31, 2006	$44.59	$36.53	$43.54
June 30, 2006	$44.37	$29.35	$32.84
September 29, 2006	$39.83	$30.35	$38.77
December 29, 2006	$44.21	$38.07	$43.86
March 30, 2007	$49.11	$42.33	$47.55
June 29, 2007	$56.87	$47.63	$52.22
September 30, 2007	$54.70	$43.65	$53.29
December 31, 2007	$56.89	$48.21	$53.73
March 31, 2008	$56.98	$36.75	$40.57
April 4, 2008*	$44.43	$40.74	$43.42

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CI

Initial price: $43.42

Protection level: 75.00%

Protection price: $32.57

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.030861

Coupon: 10.25% per annum

Maturity: October 29, 2008

Dividend yield: 0.16% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.08%
+ 90%	5.125%		90.08%
+ 80%	5.125%		80.08%
+ 70%	5.125%		70.08%
+ 60%	5.125%		60.08%
+ 50%	5.125%		50.08%
+ 40%	5.125%		40.08%
+ 30%	5.125%		30.08%
+ 20%	5.125%		20.08%
+ 10%	5.125%		10.08%
+ 5%	5.125%		5.08%
0%	5.125%		0.08%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.125%	0.125%	–4.92%
– 10%	5.125%	–4.875%	–9.92%
– 20%	5.125%	–14.875%	–19.92%
– 30%	N/A	–24.875%	–29.92%
– 40%	N/A	–34.875%	–39.92%
– 50%	N/A	–44.875%	–49.92%
– 60%	N/A	–54.875%	–59.92%
– 70%	N/A	–64.875%	–69.92%
– 80%	N/A	–74.875%	–79.92%
– 90%	N/A	–84.875%	–89.92%
– 100%	N/A	–94.875%	–99.92%

FWP-20

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2007, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (81.5%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.16	$10.63	$10.63
September 30, 2002	$10.77	$4.91	$6.33
December 31, 2002	$8.95	$5.33	$8.64
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 30, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
April 4, 2008*	$77.98	$67.33	$76.11

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $76.11

Protection level: 60.00%

Protection price: $45.67

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.138878

Coupon: 12.15% per annum

Maturity: October 29, 2008

Dividend yield: 0.46% per annum

Coupon amount monthly: $10.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.075%		100.23%
+ 90%	6.075%		90.23%
+ 80%	6.075%		80.23%
+ 70%	6.075%		70.23%
+ 60%	6.075%		60.23%
+ 50%	6.075%		50.23%
+ 40%	6.075%		40.23%
+ 30%	6.075%		30.23%
+ 20%	6.075%		20.23%
+ 10%	6.075%		10.23%
+ 5%	6.075%		5.23%
0%	6.075%		0.23%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.075%	1.075%	–4.77%
– 10%	6.075%	–3.925%	–9.77%
– 20%	6.075%	–13.925%	–19.77%
– 30%	6.075%	–23.925%	–29.77%
– 40%	6.075%	–33.925%	–39.77%
– 50%	N/A	–43.925%	–49.77%
– 60%	N/A	–53.925%	–59.77%
– 70%	N/A	–63.925%	–69.77%
– 80%	N/A	–73.925%	–79.77%
– 90%	N/A	–83.925%	–89.77%
– 100%	N/A	–93.925%	–99.77%

FWP-21

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$24.20	$20.82	$23.95
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 30, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
April 4, 2008*	$87.13	$79.30	$85.74

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $85.74

Protection level: 75.00%

Protection price: $64.31

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.663168

Coupon: 11.00% per annum

Maturity: October 29, 2008

Dividend yield: 1.10% per annum

Coupon amount monthly: $9.17

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.55%
+ 90%	5.50%		90.55%
+ 80%	5.50%		80.55%
+ 70%	5.50%		70.55%
+ 60%	5.50%		60.55%
+ 50%	5.50%		50.55%
+ 40%	5.50%		40.55%
+ 30%	5.50%		30.55%
+ 20%	5.50%		20.55%
+ 10%	5.50%		10.55%
+ 5%	5.50%		5.55%
0%	5.50%		0.55%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.50%	0.50%	–4.45%
– 10%	5.50%	–4.50%	–9.45%
– 20%	5.50%	–14.50%	–19.45%
– 30%	N/A	–24.50%	–29.45%
– 40%	N/A	–34.50%	–39.45%
– 50%	N/A	–44.50%	–49.45%
– 60%	N/A	–54.50%	–59.45%
– 70%	N/A	–64.50%	–69.45%
– 80%	N/A	–74.50%	–79.45%
– 90%	N/A	–84.50%	–89.45%
– 100%	N/A	–94.50%	–99.45%

FWP-23

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 30, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
March 31, 2008	$142.37	$102.93	$116.40
April 4, 2008*	$122.70	$113.30	$121.51

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $121.51

Protection level: 70.00%

Protection price: $85.06

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.229775

Coupon: 11.10% per annum

Maturity: October 29, 2008

Dividend yield: 2.43% per annum

Coupon amount monthly: $9.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.55%		101.22%
+ 90%	5.55%		91.22%
+ 80%	5.55%		81.22%
+ 70%	5.55%		71.22%
+ 60%	5.55%		61.22%
+ 50%	5.55%		51.22%
+ 40%	5.55%		41.22%
+ 30%	5.55%		31.22%
+ 20%	5.55%		21.22%
+ 10%	5.55%		11.22%
+ 5%	5.55%		6.22%
0%	5.55%		1.22%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.55%	0.55%	–3.78%
– 10%	5.55%	–4.45%	–8.78%
– 20%	5.55%	–14.45%	–18.78%
– 30%	5.55%	–24.45%	–28.78%
– 40%	N/A	–34.45%	–38.78%
– 50%	N/A	–44.45%	–48.78%
– 60%	N/A	–54.45%	–58.78%
– 70%	N/A	–64.45%	–68.78%
– 80%	N/A	–74.45%	–78.78%
– 90%	N/A	–84.45%	–88.78%
– 100%	N/A	–94.45%	–98.78%

FWP-24

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In October 2007, the Company completed the sale of its operations in Egypt and received proceeds of $341 million. In November 2007, the Company announced an agreement to sell its operations in Gabon for $205.5 million. The Company is finalizing purchase and sales agreements and obtaining the necessary partner and government approvals for the remaining properties in the West African divestiture package. The Company is optimistic it can complete these sales during the first half of 2008.

In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 30, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
April 4, 2008*	$109.80	$101.31	$107.34

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $107.34

Protection level: 75.00%

Protection price: $80.51

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.316192

Coupon: 10.00% per annum

Maturity: October 29, 2008

Dividend yield: 0.53% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.27%
+ 90%	5.00%		90.27%
+ 80%	5.00%		80.27%
+ 70%	5.00%		70.27%
+ 60%	5.00%		60.27%
+ 50%	5.00%		50.27%
+ 40%	5.00%		40.27%
+ 30%	5.00%		30.27%
+ 20%	5.00%		20.27%
+ 10%	5.00%		10.27%
+ 5%	5.00%		5.27%
0%	5.00%		0.27%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.00%	0.00%	–4.73%
– 10%	5.00%	–5.00%	–9.73%
– 20%	5.00%	–15.00%	–19.73%
– 30%	N/A	–25.00%	–29.73%
– 40%	N/A	–35.00%	–39.73%
– 50%	N/A	–45.00%	–49.73%
– 60%	N/A	–55.00%	–59.73%
– 70%	N/A	–65.00%	–69.73%
– 80%	N/A	–75.00%	–79.73%
– 90%	N/A	–85.00%	–89.73%
– 100%	N/A	–95.00%	–99.73%

FWP-25

EMC Corporation

According to publicly available information, EMC Corporation (the “Company”) and its subsidiaries develop, deliver and support the Information Technology industry’s broadest range of information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs.

The Company’s systems, software and services support its customers’ critical business processes by helping them build information infrastructures from the most comprehensive systems available to store, manage and protect information at the right service levels and the right costs. The Company’s information management software and solutions empower its customers to capture, manage and leverage structured and unstructured information – documents, images or emails – to support their business processes. The Company’s virtual infrastructure software helps organizations respond to changing IT requirements by dynamically altering their computing and storage environments with flexible virtualization technologies. The Company’s resource management software allows organizations to better understand, manage and automate the operation of their information infrastructure.

The linked share’s SEC file number is: 1-9853.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.25	$5.90	$7.55
September 30, 2002	$9.40	$4.45	$4.57
December 31, 2002	$7.70	$3.67	$6.14
March 31, 2003	$8.59	$5.98	$7.23
June 30, 2003	$11.45	$7.20	$10.47
September 30, 2003	$13.96	$9.61	$12.63
December 31, 2003	$14.65	$12.11	$12.92
March 31, 2004	$15.80	$12.11	$13.61
June 30, 2004	$13.75	$9.97	$11.40
September 30, 2004	$11.61	$9.24	$11.54
December 31, 2004	$14.96	$11.69	$14.87
March 31, 2005	$15.07	$11.80	$12.32
June 30, 2005	$14.88	$11.17	$13.71
September 30, 2005	$14.78	$12.05	$12.94
December 30, 2005	$14.54	$12.70	$13.62
March 31, 2006	$14.75	$13.05	$13.63
June 30, 2006	$13.99	$10.29	$10.97
September 29, 2006	$12.09	$9.44	$11.98
December 29, 2006	$13.79	$11.69	$13.20
March 30, 2007	$14.89	$12.74	$13.85
June 29, 2007	$18.16	$13.86	$18.10
September 30, 2007	$21.10	$16.89	$20.80
December 31, 2007	$25.47	$17.36	$18.53
March 31, 2008	$18.60	$14.01	$14.34
April 4, 2008*	$15.14	$14.60	$14.98

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EMC

Initial price: $14.98

Protection level: 75.00%

Protection price: $11.24

Physical delivery amount: 66($1,000/Initial price)

Fractional shares: 0.755674

Coupon: 11.00% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%
0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.50%	0.50%	–5.00%
– 10%	5.50%	–4.50%	–10.00%
– 20%	5.50%	–14.50%	–20.00%
– 30%	N/A	–24.50%	–30.00%
– 40%	N/A	–34.50%	–40.00%
– 50%	N/A	–44.50%	–50.00%
– 60%	N/A	–54.50%	–60.00%
– 70%	N/A	–64.50%	–70.00%
– 80%	N/A	–74.50%	–80.00%
– 90%	N/A	–84.50%	–90.00%
– 100%	N/A	–94.50%	–100.00%

FWP-26

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets.

The Company’s principal commercial products are its proprietary thin-film solar (“photovoltaic” or “PV”) modules, which are lightweight, thin, flexible and durable products for converting sunlight into electricity. The Company sell its PV modules globally and, in response to increasing global demand for alternative energy generation solutions, are planning to increase our manufacturing capacity from the current 58MW per annum to an expected capacity exceeding 300MW per annum by 2010.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
September 30, 2007	$35.93	$22.26	$22.72
December 31, 2007	$36.45	$22.91	$33.65
March 31, 2008	$34.27	$20.48	$29.90
April 4, 2008*	$33.88	$29.55	$33.35

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $33.35

Protection level: 60.00%

Protection price: $20.01

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.985007

Coupon: 15.00% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%
0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.50%	2.50%	–5.00%
– 10%	7.50%	–2.50%	–10.00%
– 20%	7.50%	–12.50%	–20.00%
– 30%	7.50%	–22.50%	–30.00%
– 40%	7.50%	–32.50%	–40.00%
– 50%	N/A	–42.50%	–50.00%
– 60%	N/A	–52.50%	–60.00%
– 70%	N/A	–62.50%	–70.00%
– 80%	N/A	–72.50%	–80.00%
– 90%	N/A	–82.50%	–90.00%
– 100%	N/A	–92.50%	–100.00%

FWP-27

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.34	$7.90	$9.95
September 30, 2002	$11.88	$6.40	$11.03
December 31, 2002	$13.59	$9.29	$12.72
March 31, 2003	$13.58	$9.42	$10.61
June 30, 2003	$12.76	$9.85	$12.00
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 30, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
April 4, 2008*	$40.54	$36.66	$40.49

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $40.49

Protection level: 75.00%

Protection price: $30.37

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.697456

Coupon: 13.50% per annum

Maturity: October 29, 2008

Dividend yield: 0.44% per annum

Coupon amount monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.22%
+ 90%	6.75%		90.22%
+ 80%	6.75%		80.22%
+ 70%	6.75%		70.22%
+ 60%	6.75%		60.22%
+ 50%	6.75%		50.22%
+ 40%	6.75%		40.22%
+ 30%	6.75%		30.22%
+ 20%	6.75%		20.22%
+ 10%	6.75%		10.22%
+ 5%	6.75%		5.22%
0%	6.75%		0.22%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.75%	1.75%	–4.78%
– 10%	6.75%	–3.25%	–9.78%
– 20%	6.75%	–13.25%	–19.78%
– 30%	N/A	–23.25%	–29.78%
– 40%	N/A	–33.25%	–39.78%
– 50%	N/A	–43.25%	–49.78%
– 60%	N/A	–53.25%	–59.78%
– 70%	N/A	–63.25%	–69.78%
– 80%	N/A	–73.25%	–79.78%
– 90%	N/A	–83.25%	–89.78%
– 100%	N/A	–93.25%	–99.78%

FWP-28

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
April 4, 2008*	$25.80	$24.33	$25.56

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $25.56

Protection level: 80.00%

Protection price: $20.45

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.123631

Coupon: 11.50% per annum

Maturity: October 29, 2008

Dividend yield: 0.58% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.29%
+ 90%	5.75%		90.29%
+ 80%	5.75%		80.29%
+ 70%	5.75%		70.29%
+ 60%	5.75%		60.29%
+ 50%	5.75%		50.29%
+ 40%	5.75%		40.29%
+ 30%	5.75%		30.29%
+ 20%	5.75%		20.29%
+ 10%	5.75%		10.29%
+ 5%	5.75%		5.29%
0%	5.75%		0.29%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.75%	0.75%	–4.71%
– 10%	5.75%	–4.25%	–9.71%
– 20%	5.75%	–14.25%	–19.71%
– 30%	N/A	–24.25%	–29.71%
– 40%	N/A	–34.25%	–39.71%
– 50%	N/A	–44.25%	–49.71%
– 60%	N/A	–54.25%	–59.71%
– 70%	N/A	–64.25%	–69.71%
– 80%	N/A	–74.25%	–79.71%
– 90%	N/A	–84.25%	–89.71%
– 100%	N/A	–94.25%	–99.71%

FWP-29

Google Inc.

According to publicly information, Google Inc. (the “Company”) is a global technology leader focused on improving the ways people connect with information. The Company’s innovations in web search and advertising have made its web site a top internet destination and its brand one of the most recognized in the world. The Company maintains the largest, most comprehensive index of web sites and other content, and it makes this information freely available to anyone with an internet connection. The Company’s automated search technology helps people obtain nearly instant access to relevant information from our vast online index.

The Company generates revenue primarily by delivering relevant, cost-effective online advertising. Businesses use the Company’s AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party web sites that comprise the Google Network use the Company’s AdSense program to deliver relevant ads that generate revenue.

The Company was incorporated in California in September 1998 and reincorporated in Delaware in August 2003. The Company’s headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and the telephone number is (650) 253-0000.

The linked share’s SEC file number is: 000-50726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$135.00	$96.00	$129.60
December 31, 2004	$201.59	$128.92	$193.10
March 31, 2005	$216.80	$172.60	$180.51
June 30, 2005	$309.25	$179.84	$294.15
September 30, 2005	$320.94	$273.35	$316.46
December 30, 2005	$446.16	$290.69	$414.86
March 31, 2006	$475.11	$331.55	$390.00
June 30, 2006	$450.72	$360.59	$419.33
September 29, 2006	$427.87	$363.37	$401.90
December 29, 2006	$513.00	$398.27	$460.48
March 30, 2007	$513.00	$437.00	$458.16
June 29, 2007	$534.99	$452.12	$523.38
September 30, 2007	$571.75	$480.51	$567.27
December 31, 2007	$747.24	$569.61	$691.48
March 31, 2008	$697.37	$412.11	$440.47
April 4, 2008*	$477.62	$446.87	$471.09

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GOOG

Initial price: $471.09

Protection level: 75.00%

Protection price: $353.32

Physical delivery amount: 2($1,000/Initial price)

Fractional shares: 0.122737

Coupon: 10.25% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%
0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.125%	0.125%	–5.00%
– 10%	5.125%	–4.875%	–10.00%
– 20%	5.125%	–14.875%	–20.00%
– 30%	N/A	–24.875%	–30.00%
– 40%	N/A	–34.875%	–40.00%
– 50%	N/A	–44.875%	–50.00%
– 60%	N/A	–54.875%	–60.00%
– 70%	N/A	–64.875%	–70.00%
– 80%	N/A	–74.875%	–80.00%
– 90%	N/A	–84.875%	–90.00%
– 100%	N/A	–94.875%	–100.00%

FWP-30

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.13	$10.68	$11.03
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 30, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
April 4, 2008*	$56.94	$50.19	$54.07

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $54.07

Protection level: 60.00%

Protection price: $32.44

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.494544

Coupon: 14.35% per annum

Maturity: October 29, 2008

Dividend yield: 1.42% per annum

Coupon amount monthly: $11.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.175%		100.71%
+ 90%	7.175%		90.71%
+ 80%	7.175%		80.71%
+ 70%	7.175%		70.71%
+ 60%	7.175%		60.71%
+ 50%	7.175%		50.71%
+ 40%	7.175%		40.71%
+ 30%	7.175%		30.71%
+ 20%	7.175%		20.71%
+ 10%	7.175%		10.71%
+ 5%	7.175%		5.71%
0%	7.175%		0.71%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.175%	2.175%	–4.29%
– 10%	7.175%	–2.825%	–9.29%
– 20%	7.175%	–12.825%	–19.29%
– 30%	7.175%	–22.825%	–29.29%
– 40%	7.175%	–32.825%	–39.29%
– 50%	N/A	–42.825%	–49.29%
– 60%	N/A	–52.825%	–59.29%
– 70%	N/A	–62.825%	–69.29%
– 80%	N/A	–72.825%	–79.29%
– 90%	N/A	–82.825%	–89.29%
– 100%	N/A	–92.825%	–99.29%

FWP-31

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 30, 2007, the Company operated offices in over 25 countries and 43% of its 30,522 employees were based outside the United States. In 2007, the Company derived 49% of its net revenues and 57% of its pre-tax earnings outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of our common stock. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$89.45	$69.03	$73.35
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 30, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
March 31, 2008	$215.05	$140.27	$165.39
April 4, 2008*	$181.62	$170.21	$175.40

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $175.40

Protection level: 75.00%

Protection price: $131.55

Physical delivery amount: 5($1,000/Initial price)

Fractional shares: 0.701254

Coupon: 12.35% per annum

Maturity: October 29, 2008

Dividend yield: 0.78% per annum

Coupon amount monthly: $10.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.175%		100.39%
+ 90%	6.175%		90.39%
+ 80%	6.175%		80.39%
+ 70%	6.175%		70.39%
+ 60%	6.175%		60.39%
+ 50%	6.175%		50.39%
+ 40%	6.175%		40.39%
+ 30%	6.175%		30.39%
+ 20%	6.175%		20.39%
+ 10%	6.175%		10.39%
+ 5%	6.175%		5.39%
0%	6.175%		0.39%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.175%	1.175%	–4.61%
– 10%	6.175%	–3.825%	–9.61%
– 20%	6.175%	–13.825%	–19.61%
– 30%	N/A	–23.825%	–29.61%
– 40%	N/A	–33.825%	–39.61%
– 50%	N/A	–43.825%	–49.61%
– 60%	N/A	–53.825%	–59.61%
– 70%	N/A	–63.825%	–69.61%
– 80%	N/A	–73.825%	–79.61%
– 90%	N/A	–83.825%	–89.61%
– 100%	N/A	–93.825%	–99.61%

FWP-32

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2007, total assets and total stockholders’ equity of the Company were $360.4 billion and $19.2 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$70.24	$57.25	$59.47
September 30, 2002	$59.35	$39.10	$41.00
December 31, 2002	$50.47	$37.25	$45.43
March 31, 2003	$49.14	$31.64	$35.29
June 30, 2003	$52.70	$35.33	$50.36
September 30, 2003	$56.16	$49.33	$52.63
December 31, 2003	$59.27	$52.14	$59.03
March 31, 2004	$66.70	$58.75	$63.70
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 30, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
April 4, 2008*	$79.88	$76.81	$77.91

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $77.91

Protection level: 80.00%

Protection price: $62.33

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.835323

Coupon: 10.00% per annum

Maturity: October 29, 2008

Dividend yield: 2.71% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.36%
+ 90%	5.00%		91.36%
+ 80%	5.00%		81.36%
+ 70%	5.00%		71.36%
+ 60%	5.00%		61.36%
+ 50%	5.00%		51.36%
+ 40%	5.00%		41.36%
+ 30%	5.00%		31.36%
+ 20%	5.00%		21.36%
+ 10%	5.00%		11.36%
+ 5%	5.00%		6.36%
0%	5.00%		1.36%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.00%	0.00%	–3.64%
– 10%	5.00%	–5.00%	–8.64%
– 20%	5.00%	–15.00%	–18.64%
– 30%	N/A	–25.00%	–28.64%
– 40%	N/A	–35.00%	–38.64%
– 50%	N/A	–45.00%	–48.64%
– 60%	N/A	–55.00%	–58.64%
– 70%	N/A	–65.00%	–68.64%
– 80%	N/A	–75.00%	–78.64%
– 90%	N/A	–85.00%	–88.64%
– 100%	N/A	–95.00%	–98.64%

FWP-33

Hewlett-Packard Company

According to publicly available information, Hewlett-Packard Company (the “Company”) is a leading global provider of products, technologies, software, solutions and services to individual consumers, small and medium sized businesses, large enterprises, including the public and education sectors. Its offerings span personal computing and other access devices, imaging and printing-related products and services, enterprise information technology infrastructure, including enterprise storage and server technology, enterprise system and network management software, and multi-vendor customer services, including technology support and maintenance, consulting and integration and managed services.

The Company was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, it changed its state of incorporation from California to Delaware.

The linked share’s SEC file number is 1-4423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.63	$14.00	$15.28
September 30, 2002	$16.40	$10.75	$11.67
December 31, 2002	$20.60	$10.93	$17.36
March 31, 2003	$21.20	$14.18	$15.55
June 30, 2003	$22.80	$15.20	$21.30
September 30, 2003	$23.70	$19.10	$19.36
December 31, 2003	$23.70	$19.42	$22.97
March 31, 2004	$26.28	$21.07	$22.84
June 30, 2004	$23.73	$19.21	$21.10
September 30, 2004	$20.86	$16.10	$18.75
December 31, 2004	$21.58	$17.59	$20.97
March 31, 2005	$22.20	$18.90	$21.94
June 30, 2005	$24.70	$19.85	$23.51
September 30, 2005	$29.50	$23.07	$29.20
December 30, 2005	$30.24	$26.50	$28.63
March 31, 2006	$34.51	$28.37	$32.90
June 30, 2006	$34.40	$29.69	$31.68
September 29, 2006	$37.25	$30.00	$36.69
December 29, 2006	$41.69	$36.70	$41.19
March 30, 2007	$43.72	$38.15	$40.14
June 29, 2007	$46.29	$40.05	$44.62
September 30, 2007	$51.09	$43.64	$49.79
December 31, 2007	$53.48	$47.45	$50.48
March 31, 2008	$50.98	$39.99	$45.66
April 4, 2008*	$48.00	$46.15	$46.40

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HPQ

Initial price: $46.40

Protection level: 80.00%

Protection price: $37.12

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.551724

Coupon: 9.25% per annum

Maturity: October 29, 2008

Dividend yield: 0.70% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.35%
+ 90%	4.625%		90.35%
+ 80%	4.625%		80.35%
+ 70%	4.625%		70.35%
+ 60%	4.625%		60.35%
+ 50%	4.625%		50.35%
+ 40%	4.625%		40.35%
+ 30%	4.625%		30.35%
+ 20%	4.625%		20.35%
+ 10%	4.625%		10.35%
+ 5%	4.625%		5.35%
0%	4.625%		0.35%

	Protection Price Ever Breached?
	NO	YES
– 5%	4.625%	–0.375%	–4.65%
– 10%	4.625%	–5.375%	–9.65%
– 20%	4.625%	–15.375%	–19.65%
– 30%	N/A	–25.375%	–29.65%
– 40%	N/A	–35.375%	–39.65%
– 50%	N/A	–45.375%	–49.65%
– 60%	N/A	–55.375%	–59.65%
– 70%	N/A	–65.375%	–69.65%
– 80%	N/A	–75.375%	–79.65%
– 90%	N/A	–85.375%	–89.65%
– 100%	N/A	–95.375%	–99.65%

FWP-34

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) operates family-oriented, department stores that feature quality, exclusive and national brand merchandise priced to provide value to customers. The Company’s stores sell moderately priced apparel, footwear, accessories and home products targeted to customers shopping for their families and homes. The Company features fashion in apparel and home that would appeal to classic, updated and contemporary customers. The Company’s goal is to broaden its customer reach while meeting the customer’s varied fashion preferences.

Central to the Company’s pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. Critical elements of this low cost structure are the Company’s unique store format, lean staffing levels, sophisticated management information systems and operating efficiencies resulting from centralized buying, advertising and distribution. As of February 2, 2008, the Company operated 929 stores in 47 states. In addition, the Company offers on-line shopping on its website.

The linked share’s SEC file number is 1-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$78.74	$66.26	$70.08
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
September 30, 2007	$71.62	$52.75	$57.33
December 31, 2007	$63.96	$44.16	$45.80
March 31, 2008	$48.39	$37.89	$42.89
April 4, 2008*	$46.69	$43.79	$44.82

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KSS

Initial price: $44.82

Protection level: 70.00%

Protection price: $31.37

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.311468

Coupon: 11.50% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%
0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.75%	0.75%	–5.00%
– 10%	5.75%	–4.25%	–10.00%
– 20%	5.75%	–14.25%	–20.00%
– 30%	5.75%	–24.25%	–30.00%
– 40%	N/A	–34.25%	–40.00%
– 50%	N/A	–44.25%	–50.00%
– 60%	N/A	–54.25%	–60.00%
– 70%	N/A	–64.25%	–70.00%
– 80%	N/A	–74.25%	–80.00%
– 90%	N/A	–84.25%	–90.00%
– 100%	N/A	–94.25%	–100.00%

FWP-35

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. The Company is also creating a master-planned development of integrated resort properties, anchored by The Venetian Macao, which the Company refers to as the Cotai StripTM in Macao. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 30, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
April 4, 2008*	$82.20	$72.34	$79.04

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $79.04

Protection level: 65.00%

Protection price: $51.38

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.651822

Coupon: 14.00% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%
0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.00%	2.00%	–5.00%
– 10%	7.00%	–3.00%	–10.00%
– 20%	7.00%	–13.00%	–20.00%
– 30%	7.00%	–23.00%	–30.00%
– 40%	N/A	–33.00%	–40.00%
– 50%	N/A	–43.00%	–50.00%
– 60%	N/A	–53.00%	–60.00%
– 70%	N/A	–63.00%	–70.00%
– 80%	N/A	–73.00%	–80.00%
– 90%	N/A	–83.00%	–90.00%
– 100%	N/A	–93.00%	–100.00%

FWP-36

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through its 22 processing and shipping centers, called “Resource Groups,” many of which receive coal from multiple mines. At January 31, 2008, the Company operated 47 mines, including 35 underground (one of which employs both room and pillar and longwall mining) and 12 surface (with eight highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use its coal as fuel for their steam-powered generators.

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$18.65	$12.26	$12.70
September 30, 2002	$12.78	$5.15	$6.45
December 31, 2002	$10.80	$4.55	$9.72
March 31, 2003	$10.85	$7.30	$9.40
June 30, 2003	$15.05	$9.15	$13.15
September 30, 2003	$14.20	$10.80	$13.30
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 30, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
April 4, 2008*	$48.61	$35.33	$47.15

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $47.15

Protection level: 60.00%

Protection price: $28.29

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.208908

Coupon: 15.50% per annum

Maturity: October 29, 2008

Dividend yield: 0.37% per annum

Coupon amount monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.19%
+ 90%	7.75%		90.19%
+ 80%	7.75%		80.19%
+ 70%	7.75%		70.19%
+ 60%	7.75%		60.19%
+ 50%	7.75%		50.19%
+ 40%	7.75%		40.19%
+ 30%	7.75%		30.19%
+ 20%	7.75%		20.19%
+ 10%	7.75%		10.19%
+ 5%	7.75%		5.19%
0%	7.75%		0.19%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.75%	2.75%	–4.81%
– 10%	7.75%	–2.25%	–9.81%
– 20%	7.75%	–12.25%	–19.81%
– 30%	7.75%	–22.25%	–29.81%
– 40%	7.75%	–32.25%	–39.81%
– 50%	N/A	–42.25%	–49.81%
– 60%	N/A	–52.25%	–59.81%
– 70%	N/A	–62.25%	–69.81%
– 80%	N/A	–72.25%	–79.81%
– 90%	N/A	–82.25%	–89.81%
– 100%	N/A	–92.25%	–99.81%

FWP-37

McAfee, Inc.

According to publicly available information, McAfee, Inc. (the “Company”) is a leading dedicated security technology company that secures systems and networks from known and unknown threats around the world. The Company empowers home users, businesses, government agencies, service providers and our partners with the ability to block attacks, prevent disruptions, and continuously track and improve their security.

The Company applies business discipline and a pragmatic approach to security that is based on four principles of security risk management: (i) identify and prioritize assets, (ii) determine acceptable risk, (iii) protect against threats and (iv) enforce and measure compliance. The Company’s solutions protect systems and networks by blocking immediate threats while proactively providing protection from future threats. The Company also provides software to manage and enforce security policies for organizations of any size. Finally, the Company incorporates McAfee Expert Services, Foundstone services and technical support to ensure a solution is actively meeting its customers’ needs.

The linked share’s SEC file number is: 001-31216.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$26.18	$15.50	$19.27
September 30, 2002	$19.95	$9.45	$10.63
December 31, 2002	$19.27	$8.14	$16.09
March 31, 2003	$20.70	$13.50	$13.81
June 30, 2003	$15.09	$10.61	$12.68
September 30, 2003	$15.75	$10.55	$13.76
December 31, 2003	$15.74	$12.58	$15.04
March 31, 2004	$18.85	$14.90	$18.00
June 30, 2004	$19.75	$15.60	$18.13
September 30, 2004	$20.42	$15.79	$20.10
December 31, 2004	$33.55	$20.09	$28.93
March 31, 2005	$29.15	$21.94	$22.56
June 30, 2005	$28.71	$20.35	$26.18
September 30, 2005	$33.24	$26.00	$31.42
December 30, 2005	$32.56	$25.60	$27.13
March 31, 2006	$29.24	$21.75	$24.33
June 30, 2006	$27.52	$22.00	$24.27
September 29, 2006	$25.15	$19.52	$24.46
December 29, 2006	$30.49	$24.11	$28.38
March 30, 2007	$31.80	$27.74	$29.08
June 29, 2007	$37.00	$28.89	$35.20
September 30, 2007	$38.00	$31.51	$34.87
December 31, 2007	$41.66	$34.69	$37.50
March 31, 2008	$37.40	$28.65	$33.09
April 4, 2008*	$35.56	$33.58	$34.55

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MFE

Initial price: $34.55

Protection level: 80.00%

Protection price: $27.64

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.943560

Coupon: 10.50% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%
0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.25%	0.25%	–5.00%
– 10%	5.25%	–4.75%	–10.00%
– 20%	5.25%	–14.75%	–20.00%
– 30%	N/A	–24.75%	–30.00%
– 40%	N/A	–34.75%	–40.00%
– 50%	N/A	–44.75%	–50.00%
– 60%	N/A	–54.75%	–60.00%
– 70%	N/A	–64.75%	–70.00%
– 80%	N/A	–74.75%	–80.00%
– 90%	N/A	–84.75%	–90.00%
– 100%	N/A	–94.75%	–100.00%

FWP-38

MGM MIRAGE

According to publicly available information, MGM MIRAGE (the “Company”) is one of the largest gaming companies in the world and owns a collection of casino resorts. The Company was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. The Company acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries. The Company grew significantly in 2000 with the acquisition of Mirage Resorts, Incorporated and in 2005 with the acquisition of Mandalay Resort Group.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$21.00	$16.28	$16.88
September 30, 2002	$18.93	$13.90	$18.65
December 31, 2002	$19.40	$14.93	$16.49
March 31, 2003	$17.23	$12.05	$14.63
June 30, 2003	$17.75	$13.20	$17.09
September 30, 2003	$19.30	$16.19	$18.28
December 31, 2003	$19.10	$17.03	$18.81
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 30, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
March 31, 2008	$84.92	$57.26	$58.77
April 4, 2008*	$62.90	$59.01	$61.20

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $61.20

Protection level: 70.00%

Protection price: $42.84

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.339869

Coupon: 11.15% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.575%		100.00%
+ 90%	5.575%		90.00%
+ 80%	5.575%		80.00%
+ 70%	5.575%		70.00%
+ 60%	5.575%		60.00%
+ 50%	5.575%		50.00%
+ 40%	5.575%		40.00%
+ 30%	5.575%		30.00%
+ 20%	5.575%		20.00%
+ 10%	5.575%		10.00%
+ 5%	5.575%		5.00%
0%	5.575%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.575%	0.575%	–5.00%
– 10%	5.575%	–4.425%	–10.00%
– 20%	5.575%	–14.425%	–20.00%
– 30%	5.575%	–24.425%	–30.00%
– 40%	N/A	–34.425%	–40.00%
– 50%	N/A	–44.425%	–50.00%
– 60%	N/A	–54.425%	–60.00%
– 70%	N/A	–64.425%	–70.00%
– 80%	N/A	–74.425%	–80.00%
– 90%	N/A	–84.425%	–90.00%
– 100%	N/A	–94.425%	–100.00%

FWP-39

Medco Health Solutions, Inc.

Accordingly to publicly available information, Medco Health Solutions Inc. (the “Company”) is the nation’s leading pharmacy benefit manager based on net revenues. It provides sophisticated traditional and specialty prescription drug benefit programs and services for clients, members of client-funded benefit plans or those served by the Medicare Part D Prescription Drug Program, and individual patients. Its business model requires collaboration with retail pharmacies, physicians, the Centers for Medicare & Medicaid Services for Medicare Part D, and particularly in specialty pharmacy, collaboration with state Medicaid agencies, and other payors such as insurers. The Company’s programs and services help control the cost and enhance the quality of prescription drug benefits. The Company accomplishes this by providing pharmacy benefit management services through its national networks of retail pharmacies and our own mail-order pharmacies, as well as through its specialty pharmacy operation, Accredo Health Group.

The linked share’s SEC file number is 001-31312.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	$13.85	$10.10	$12.97
December 31, 2003	$19.00	$12.80	$17.00
March 31, 2004	$19.60	$15.45	$17.00
June 30, 2004	$19.00	$16.10	$18.75
September 30, 2004	$18.58	$14.71	$15.45
December 31, 2004	$20.95	$15.31	$20.80
March 31, 2005	$25.09	$20.28	$24.79
June 30, 2005	$27.50	$24.13	$26.68
September 30, 2005	$27.50	$23.63	$27.42
December 30, 2005	$28.98	$23.20	$27.90
March 31, 2006	$30.32	$26.25	$28.61
June 30, 2006	$28.94	$25.05	$28.64
September 29, 2006	$32.07	$28.10	$30.06
December 29, 2006	$30.32	$23.54	$26.72
March 30, 2007	$36.33	$26.26	$36.27
June 29, 2007	$40.82	$35.12	$39.00
September 30, 2007	$45.83	$38.45	$45.20
December 31, 2007	$51.67	$43.52	$50.70
March 31, 2008	$54.63	$40.50	$43.79
April 4, 2008*	$45.70	$42.85	$42.93

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MHS

Initial price: $42.93

Protection level: 80.00%

Protection price: $34.34

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.293734

Coupon: 10.15% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.075%		100.00%
+ 90%	5.075%		90.00%
+ 80%	5.075%		80.00%
+ 70%	5.075%		70.00%
+ 60%	5.075%		60.00%
+ 50%	5.075%		50.00%
+ 40%	5.075%		40.00%
+ 30%	5.075%		30.00%
+ 20%	5.075%		20.00%
+ 10%	5.075%		10.00%
+ 5%	5.075%		5.00%
0%	5.075%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.075%	0.075%	–5.00%
– 10%	5.075%	–4.925%	–10.00%
– 20%	5.075%	–14.925%	–20.00%
– 30%	N/A	–24.925%	–30.00%
– 40%	N/A	–34.925%	–40.00%
– 50%	N/A	–44.925%	–50.00%
– 60%	N/A	–54.925%	–60.00%
– 70%	N/A	–64.925%	–70.00%
– 80%	N/A	–74.925%	–80.00%
– 90%	N/A	–84.925%	–90.00%
– 100%	N/A	–94.925%	–100.00%

FWP-40

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production– explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation– refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.95	$12.83	$13.56
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 30, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 31, 2008	$63.22	$43.30	$45.60
April 4, 2008*	$49.22	$44.59	$48.80

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $48.80

Protection level: 75.00%

Protection price: $36.60

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.491803

Coupon: 12.75% per annum

Maturity: October 29, 2008

Dividend yield: 1.98% per annum

Coupon amount monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.99%
+ 90%	6.375%		90.99%
+ 80%	6.375%		80.99%
+ 70%	6.375%		70.99%
+ 60%	6.375%		60.99%
+ 50%	6.375%		50.99%
+ 40%	6.375%		40.99%
+ 30%	6.375%		30.99%
+ 20%	6.375%		20.99%
+ 10%	6.375%		10.99%
+ 5%	6.375%		5.99%
0%	6.375%		0.99%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.375%	1.375%	–4.01%
– 10%	6.375%	–3.625%	–9.01%
– 20%	6.375%	–13.625%	–19.01%
– 30%	N/A	–23.625%	–29.01%
– 40%	N/A	–33.625%	–39.01%
– 50%	N/A	–43.625%	–49.01%
– 60%	N/A	–53.625%	–59.01%
– 70%	N/A	–63.625%	–69.01%
– 80%	N/A	–73.625%	–79.01%
– 90%	N/A	–83.625%	–89.01%
– 100%	N/A	–93.625%	–99.01%

FWP-41

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.24	$11.16	$13.93
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 30, 2007	$18.34	$13.88	$15.96
December 31, 2007	$17.30	$12.93	$14.06
March 31, 2008	$15.49	$10.04	$11.60
April 4, 2008*	$12.46	$11.53	$12.33

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $12.33

Protection level: 70.00%

Protection price: $8.63

Physical delivery amount: 81($1,000/Initial price)

Fractional shares: 0.103001

Coupon: 10.75% per annum

Maturity: October 29, 2008

Dividend yield: 0.48% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.24%
+ 90%	5.375%		90.24%
+ 80%	5.375%		80.24%
+ 70%	5.375%		70.24%
+ 60%	5.375%		60.24%
+ 50%	5.375%		50.24%
+ 40%	5.375%		40.24%
+ 30%	5.375%		30.24%
+ 20%	5.375%		20.24%
+ 10%	5.375%		10.24%
+ 5%	5.375%		5.24%
0%	5.375%		0.24%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.375%	0.375%	–4.76%
– 10%	5.375%	–4.625%	–9.76%
– 20%	5.375%	–14.625%	–19.76%
– 30%	5.375%	–24.625%	–29.76%
– 40%	N/A	–34.625%	–39.76%
– 50%	N/A	–44.625%	–49.76%
– 60%	N/A	–54.625%	–59.76%
– 70%	N/A	–64.625%	–69.76%
– 80%	N/A	–74.625%	–79.76%
– 90%	N/A	–84.625%	–89.76%
– 100%	N/A	–94.625%	–99.76%

FWP-42

Nabors Industries Ltd.

According to publicly available information, Nabors Industries Ltd. (the “Company”) is an international land drilling contractor, with approximately 535 actively marketed land drilling rigs. The Company conducts oil, gas and geothermal land drilling operations in the U.S. Lower 48 states, Alaska, Canada, South and Central America, the Middle East, the Far East and Africa.

The Company is also one of the largest land well-servicing and workover contractors in the United States and Canada. The Company owns approximately 610 land workover and well-servicing rigs in the United States, primarily in the south-western and western United States, and approximately 190 land workover and well-servicing rigs in Canada.

The Company is a leading provider of offshore platform workover and drilling rigs, and owns 48 platform, 19 jack-up units and five barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. The Company has a 50% ownership interest in a joint venture in Saudi Arabia, which owns 18 rigs.

The Company was formed as a Bermuda-exempt company on December 11, 2001. Through predecessors and acquired entities, it has been continuously operating in the drilling sector since the early 1900s. The Company’s principal executive offices are located at Mintflower Place, 8 Par-La-Ville Road, Hamilton, HM08, Bermuda. Its phone number is (441) 292-1510.

The linked share’s SEC file number is 000-49887.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$39.94	$31.89	$37.88
March 31, 2006	$41.28	$31.37	$35.79
June 30, 2006	$40.71	$29.75	$33.79
September 29, 2006	$36.04	$28.35	$29.75
December 29, 2006	$34.62	$27.26	$29.78
March 30, 2007	$32.74	$27.68	$29.67
June 29, 2007	$36.42	$29.59	$33.38
September 30, 2007	$33.80	$27.05	$30.77
December 31, 2007	$31.23	$26.21	$27.39
March 31, 2008	$34.14	$23.61	$33.77
April 4, 2008*	$35.58	$33.06	$35.32

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NBR

Initial price: $35.32

Protection level: 80.00%

Protection price: $28.26

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.312571

Coupon: 10.00% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

FWP-43

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%
0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.00%	0.00%	–5.00%
– 10%	5.00%	–5.00%	–10.00%
– 20%	5.00%	–15.00%	–20.00%
– 30%	N/A	–25.00%	–30.00%
– 40%	N/A	–35.00%	–40.00%
– 50%	N/A	–45.00%	–50.00%
– 60%	N/A	–55.00%	–60.00%
– 70%	N/A	–65.00%	–70.00%
– 80%	N/A	–75.00%	–80.00%
– 90%	N/A	–85.00%	–90.00%
– 100%	N/A	–95.00%	–100.00%

FWP-44

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2007, the Company was home to approximately 3,135 listed companies with a combined market capitalization of over $4.2 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
June 29, 2007	$34.95	$29.05	$29.71
September 30, 2007	$39.00	$28.50	$37.68
December 31, 2007	$50.47	$37.66	$49.49
March 31, 2008	$49.90	$34.78	$38.66
April 4, 2008*	$42.29	$39.04	$40.86

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $40.86

Protection level: 75.00%

Protection price: $30.65

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.473813

Coupon: 15.20% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.60%		100.00%
+ 90%	7.60%		90.00%
+ 80%	7.60%		80.00%
+ 70%	7.60%		70.00%
+ 60%	7.60%		60.00%
+ 50%	7.60%		50.00%
+ 40%	7.60%		40.00%
+ 30%	7.60%		30.00%
+ 20%	7.60%		20.00%
+ 10%	7.60%		10.00%
+ 5%	7.60%		5.00%
0%	7.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.60%	2.60%	–5.00%
– 10%	7.60%	–2.40%	–10.00%
– 20%	7.60%	–12.40%	–20.00%
– 30%	N/A	–22.40%	–30.00%
– 40%	N/A	–32.40%	–40.00%
– 50%	N/A	–42.40%	–50.00%
– 60%	N/A	–52.40%	–60.00%
– 70%	N/A	–62.40%	–70.00%
– 80%	N/A	–72.40%	–80.00%
– 90%	N/A	–82.40%	–90.00%
– 100%	N/A	–92.40%	–100.00%

FWP-45

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
April 4, 2008*	$53.58	$48.50	$52.97

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $52.97

Protection level: 75.00%

Protection price: $39.73

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.878611

Coupon: 13.10% per annum

Maturity: October 29, 2008

Dividend yield: 0.26% per annum

Coupon amount monthly: $10.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.55%		100.13%
+ 90%	6.55%		90.13%
+ 80%	6.55%		80.13%
+ 70%	6.55%		70.13%
+ 60%	6.55%		60.13%
+ 50%	6.55%		50.13%
+ 40%	6.55%		40.13%
+ 30%	6.55%		30.13%
+ 20%	6.55%		20.13%
+ 10%	6.55%		10.13%
+ 5%	6.55%		5.13%
0%	6.55%		0.13%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.55%	1.55%	–4.87%
– 10%	6.55%	–3.45%	–9.87%
– 20%	6.55%	–13.45%	–19.87%
– 30%	N/A	–23.45%	–29.87%
– 40%	N/A	–33.45%	–39.87%
– 50%	N/A	–43.45%	–49.87%
– 60%	N/A	–53.45%	–59.87%
– 70%	N/A	–63.45%	–69.87%
– 80%	N/A	–73.45%	–79.87%
– 90%	N/A	–83.45%	–89.87%
– 100%	N/A	–93.45%	–99.87%

FWP-46

NYSE Euronext, Inc.

According to publicly available information, NYSE Euronext (the “Company”) is the world’s leading and most liquid exchange group with both the highest average daily value of cash trading and the largest market capitalization of listed operating companies of all exchanges. The Company offers a diverse array of financial products and services, and operates six cash equities and six derivatives exchanges in six countries and two continents. The Company is a world leader for trading in cash equities, exchange traded funds (“ETFs”) and other structured products, and equity and interest rate derivatives, as well as the creation and global distribution of market information related to trading in these products. NYSE Euronext is the largest listings venue in the world, home to corporations representing over $30 trillion in market capitalization (as of December 31, 2007). The Company also operates a globally-distributed connectivity network and provides commercial trading and information technology solutions for customers and other exchanges.

NYSE Euronext was organized on May 22, 2006 in connection with the combination of the businesses of NYSE Group and Euronext, which was consummated on April 4, 2007. Prior to then, the Company had no assets and did not conduct any material activities other than those incidental to its formation. Following the consummation of the combination, NYSE Euronext became the parent company of NYSE Group and Euronext and each of their respective subsidiaries. The Company’s principal executive office is located at 11 Wall Street, New York, New York 10005 and its telephone number is (212) 656-3000. Its European headquarters are located at 39 rue Cambon, F 75039 Paris Cedex 01, and its telephone number is +33 1 49 27 10 00.

The linked share’s SEC file number is 001-368007.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
March 30, 2007	$109.49	$80.54	$93.75
June 29, 2007	$101.00	$72.34	$73.62
September 30, 2007	$84.50	$64.26	$79.17
December 31, 2007	$95.25	$78.20	$87.77
March 31, 2008	$87.48	$55.12	$61.71
April 4, 2008*	$69.05	$62.90	$67.89

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NYX

Initial price: $67.89

Protection level: 75.00%

Protection price: $50.92

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.729710

Coupon: 12.75% per annum

Maturity: October 29, 2008

Dividend yield: 1.46% per annum

Coupon amount monthly: $10.63

FWP-47

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.73%
+ 90%	6.375%		90.73%
+ 80%	6.375%		80.73%
+ 70%	6.375%		70.73%
+ 60%	6.375%		60.73%
+ 50%	6.375%		50.73%
+ 40%	6.375%		40.73%
+ 30%	6.375%		30.73%
+ 20%	6.375%		20.73%
+ 10%	6.375%		10.73%
+ 5%	6.375%		5.73%
0%	6.375%		0.73%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.375%	1.375%	–4.27%
– 10%	6.375%	–3.625%	–9.27%
– 20%	6.375%	–13.625%	–19.27%
– 30%	N/A	–23.625%	–29.27%
– 40%	N/A	–33.625%	–39.27%
– 50%	N/A	–43.625%	–49.27%
– 60%	N/A	–53.625%	–59.27%
– 70%	N/A	–63.625%	–69.27%
– 80%	N/A	–73.625%	–79.27%
– 90%	N/A	–83.625%	–89.27%
– 100%	N/A	–93.625%	–99.27%

FWP-48

Oracle Corporation

According to publicly available information, Oracle Corporation (the “Company”) is the world’s largest enterprise software company. The Company develops, manufactures, markets, distributes and services database and middleware software as well as applications software designed to help its customers manage and grow their business operations. The Company also provides support for the Linux open source operating system through its Oracle Unbreakable Linux Support program, which provides its customers with the Company’s industry-leading global support programs for Linux.

The linked share’s SEC file number is: 000-51788.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.89	$7.25	$9.47
September 30, 2002	$11.61	$7.19	$7.86
December 31, 2002	$12.73	$7.60	$10.80
March 31, 2003	$13.36	$10.64	$10.85
June 30, 2003	$14.00	$10.65	$12.02
September 30, 2003	$14.03	$11.17	$11.22
December 31, 2003	$13.43	$11.35	$13.20
March 31, 2004	$15.51	$11.15	$12.01
June 30, 2004	$12.86	$10.85	$11.93
September 30, 2004	$11.96	$9.78	$11.28
December 31, 2004	$14.87	$11.51	$13.72
March 31, 2005	$14.01	$12.23	$12.48
June 30, 2005	$13.79	$11.25	$13.20
September 30, 2005	$14.11	$12.00	$12.39
December 30, 2005	$13.04	$11.75	$12.21
March 31, 2006	$14.00	$12.06	$13.69
June 30, 2006	$15.21	$13.07	$14.49
September 29, 2006	$18.24	$13.77	$17.74
December 29, 2006	$19.75	$16.93	$17.14
March 30, 2007	$18.59	$15.97	$18.13
June 29, 2007	$20.06	$18.00	$19.71
September 30, 2007	$22.17	$18.81	$21.65
December 31, 2007	$23.31	$19.06	$22.58
March 31, 2008	$23.11	$18.18	$19.56
April 4, 2008*	$20.75	$19.72	$20.35

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ORCL

Initial price: $20.35

Protection level: 80.00%

Protection price: $16.28

Physical delivery amount: 49($1,000/Initial price)

Fractional shares: 0.140049

Coupon: 9.75% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		100.00%
+ 90%	4.875%		90.00%
+ 80%	4.875%		80.00%
+ 70%	4.875%		70.00%
+ 60%	4.875%		60.00%
+ 50%	4.875%		50.00%
+ 40%	4.875%		40.00%
+ 30%	4.875%		30.00%
+ 20%	4.875%		20.00%
+ 10%	4.875%		10.00%
+ 5%	4.875%		5.00%
0%	4.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	4.875%	–0.125%	–5.00%
– 10%	4.875%	–5.125%	–10.00%
– 20%	4.875%	–15.125%	–20.00%
– 30%	N/A	–25.125%	–30.00%
– 40%	N/A	–35.125%	–40.00%
– 50%	N/A	–45.125%	–50.00%
– 60%	N/A	–55.125%	–60.00%
– 70%	N/A	–65.125%	–70.00%
– 80%	N/A	–75.125%	–80.00%
– 90%	N/A	–85.125%	–90.00%
– 100%	N/A	–95.125%	–100.00%

FWP-49

Occidental Petroleum Corporation

According to publicly available information, Occidental Petroleum Corporation (the “Company”) consists of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil, natural gas liquids and natural gas. The Company’s domestic oil and gas operations are located at the Permian Basin in west Texas and New Mexico, Elk Hills and other locations in California, the Hugoton field in Kansas and Oklahoma, Utah and western Colorado. International operations are located in Argentina, Bolivia, Colombia, Libya, Oman, Qatar, the United Arab Emirates (UAE) and Yemen.

The Company’s chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The Company owns and operates chemical manufacturing plants at 23 domestic sites in Alabama, Georgia, Illinois, Kansas, Kentucky, Louisiana, New Jersey, New York, Ohio, Pennsylvania and Texas and at 3 international sites in Brazil, Canada and Chile.

The linked share’s SEC file number is 1-9210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$15.38	$14.03	$15.00
September 30, 2002	$15.23	$11.49	$14.19
December 31, 2002	$15.37	$13.24	$14.23
March 31, 2003	$15.37	$13.59	$14.98
June 30, 2003	$17.20	$14.83	$16.78
September 30, 2003	$17.92	$15.33	$17.62
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
March 30, 2007	$50.46	$42.06	$49.31
June 29, 2007	$59.73	$49.10	$57.88
September 30, 2007	$65.86	$50.66	$64.08
December 31, 2007	$79.25	$63.29	$76.99
March 31, 2008	$80.83	$60.70	$73.17
April 4, 2008*	$77.48	$72.23	$76.75

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $76.75

Protection level: 75.00%

Protection price: $57.56

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.029316

Coupon: 10.70% per annum

Maturity: October 29, 2008

Dividend yield: 1.27% per annum

Coupon amount monthly: $8.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.35%		100.64%
+ 90%	5.35%		90.64%
+ 80%	5.35%		80.64%
+ 70%	5.35%		70.64%
+ 60%	5.35%		60.64%
+ 50%	5.35%		50.64%
+ 40%	5.35%		40.64%
+ 30%	5.35%		30.64%
+ 20%	5.35%		20.64%
+ 10%	5.35%		10.64%
+ 5%	5.35%		5.64%
0%	5.35%		0.64%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.35%	0.35%	–4.36%
– 10%	5.35%	–4.65%	–9.36%
– 20%	5.35%	–14.65%	–19.36%
– 30%	N/A	–24.65%	–29.36%
– 40%	N/A	–34.65%	–39.36%
– 50%	N/A	–44.65%	–49.36%
– 60%	N/A	–54.65%	–59.36%
– 70%	N/A	–64.65%	–69.36%
– 80%	N/A	–74.65%	–79.36%
– 90%	N/A	–84.65%	–89.36%
– 100%	N/A	–94.65%	–99.36%

FWP-50

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
December 31, 2007	$43.40	$36.60	$39.35
March 31, 2008	$44.85	$35.17	$41.00
April 4, 2008*	$42.66	$40.84	$42.05

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $42.05

Protection level: 80.00%

Protection price: $33.64

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.781213

Coupon: 10.65% per annum

Maturity: October 29, 2008

Dividend yield: 1.34% per annum

Coupon amount monthly: $8.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.325%		100.67%
+ 90%	5.325%		90.67%
+ 80%	5.325%		80.67%
+ 70%	5.325%		70.67%
+ 60%	5.325%		60.67%
+ 50%	5.325%		50.67%
+ 40%	5.325%		40.67%
+ 30%	5.325%		30.67%
+ 20%	5.325%		20.67%
+ 10%	5.325%		10.67%
+ 5%	5.325%		5.67%
0%	5.325%		0.67%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.325%	0.325%	–4.33%
– 10%	5.325%	–4.675%	–9.33%
– 20%	5.325%	–14.675%	–19.33%
– 30%	N/A	–24.675%	–29.33%
– 40%	N/A	–34.675%	–39.33%
– 50%	N/A	–44.675%	–49.33%
– 60%	N/A	–54.675%	–59.33%
– 70%	N/A	–64.675%	–69.33%
– 80%	N/A	–74.675%	–79.33%
– 90%	N/A	–84.675%	–89.33%
– 100%	N/A	–94.675%	–99.33%

FWP-51

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

RIM’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$4.90	$1.77	$1.90
September 30, 2002	$2.65	$1.42	$1.57
December 31, 2002	$2.84	$1.39	$2.19
March 31, 2003	$2.67	$1.79	$2.18
June 30, 2003	$3.91	$2.13	$3.60
September 30, 2003	$6.51	$3.41	$6.37
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 30, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
April 4, 2008*	$124.03	$113.01	$119.99

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $119.99

Protection level: 65.00%

Protection price: $77.99

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.334028

Coupon: 16.75% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.375%		100.00%
+ 90%	8.375%		90.00%
+ 80%	8.375%		80.00%
+ 70%	8.375%		70.00%
+ 60%	8.375%		60.00%
+ 50%	8.375%		50.00%
+ 40%	8.375%		40.00%
+ 30%	8.375%		30.00%
+ 20%	8.375%		20.00%
+ 10%	8.375%		10.00%
+ 5%	8.375%		5.00%
0%	8.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	8.375%	3.375%	–5.00%
– 10%	8.375%	–1.625%	–10.00%
– 20%	8.375%	–11.625%	–20.00%
– 30%	8.375%	–21.625%	–30.00%
– 40%	N/A	–31.625%	–40.00%
– 50%	N/A	–41.625%	–50.00%
– 60%	N/A	–51.625%	–60.00%
– 70%	N/A	–61.625%	–70.00%
– 80%	N/A	–71.625%	–80.00%
– 90%	N/A	–81.625%	–90.00%
– 100%	N/A	–91.625%	–100.00%

FWP-52

Seagate Technology

According to publicly available information, Seagate Technology (the “Company”) designs, manufactures and markets rigid disc drives. Rigid disc drives, which are commonly referred to as disc drives or hard drives, are used as the primary medium for storing electronic information in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering information over corporate networks and the Internet. The Company’s enterprise applications are used in enterprise servers, mainframes and workstations; its desktop applications are used in desktop computers; its mobile computing applications are used in notebook computers; and its consumer electronics applications are used in devices such as digital video recorders, digital music players and gaming devices.

The linked share’s SEC file number is 001-31560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	$11.78	$9.86	$10.73
March 31, 2003	$12.95	$7.78	$10.32
June 30, 2003	$18.49	$10.15	$17.65
September 30, 2003	$27.90	$17.45	$27.20
December 31, 2003	$31.31	$16.70	$18.90
March 31, 2004	$21.70	$14.99	$16.13
June 30, 2004	$16.48	$11.50	$14.43
September 30, 2004	$14.59	$10.11	$13.52
December 31, 2004	$17.85	$12.34	$17.27
March 31, 2005	$20.20	$16.35	$19.55
June 30, 2005	$21.50	$16.43	$17.55
September 30, 2005	$20.01	$14.57	$15.85
December 30, 2005	$20.54	$13.82	$19.99
March 31, 2006	$28.11	$19.69	$26.33
June 30, 2006	$27.74	$20.94	$22.64
September 29, 2006	$25.20	$19.27	$23.09
December 29, 2006	$27.27	$20.73	$26.50
March 30, 2007	$28.51	$22.94	$23.30
June 29, 2007	$23.47	$20.10	$21.77
September 30, 2007	$26.84	$21.64	$25.58
December 31, 2007	$28.91	$24.84	$25.50
March 31, 2008	$25.46	$18.74	$20.94
April 4, 2008*	$22.51	$21.15	$21.62

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STX

Initial price: $21.62

Protection level: 75.00%

Protection price: $16.22

Physical delivery amount: 46($1,000/Initial price)

Fractional shares: 0.253469

Coupon: 11.65% per annum

Maturity: October 29, 2008

Dividend yield: 1.84% per annum

Coupon amount monthly: $9.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.825%		100.92%
+ 90%	5.825%		90.92%
+ 80%	5.825%		80.92%
+ 70%	5.825%		70.92%
+ 60%	5.825%		60.92%
+ 50%	5.825%		50.92%
+ 40%	5.825%		40.92%
+ 30%	5.825%		30.92%
+ 20%	5.825%		20.92%
+ 10%	5.825%		10.92%
+ 5%	5.825%		5.92%
0%	5.825%		0.92%

	Protection Price Ever Breached?
	NO	YES
– 5%	5.825%	0.825%	–4.08%
– 10%	5.825%	–4.175%	–9.08%
– 20%	5.825%	–14.175%	–19.08%
– 30%	N/A	–24.175%	–29.08%
– 40%	N/A	–34.175%	–39.08%
– 50%	N/A	–44.175%	–49.08%
– 60%	N/A	–54.175%	–59.08%
– 70%	N/A	–64.175%	–69.08%
– 80%	N/A	–74.175%	–79.08%
– 90%	N/A	–84.175%	–89.08%
– 100%	N/A	–94.175%	–99.08%

FWP-53

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 30, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
April 4, 2008*	$18.14	$15.22	$18.03

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $18.03

Protection level: 60.00%

Protection price: $10.82

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.463117

Coupon: 14.10% per annum

Maturity: October 29, 2008

Dividend yield: 0.83% per annum

Coupon amount monthly: $11.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.05%		100.42%
+ 90%	7.05%		90.42%
+ 80%	7.05%		80.42%
+ 70%	7.05%		70.42%
+ 60%	7.05%		60.42%
+ 50%	7.05%		50.42%
+ 40%	7.05%		40.42%
+ 30%	7.05%		30.42%
+ 20%	7.05%		20.42%
+ 10%	7.05%		10.42%
+ 5%	7.05%		5.42%
0%	7.05%		0.42%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.05%	2.05%	–4.58%
– 10%	7.05%	–2.95%	–9.58%
– 20%	7.05%	–12.95%	–19.58%
– 30%	7.05%	–22.95%	–29.58%
– 40%	7.05%	–32.95%	–39.58%
– 50%	N/A	–42.95%	–49.58%
– 60%	N/A	–52.95%	–59.58%
– 70%	N/A	–62.95%	–69.58%
– 80%	N/A	–72.95%	–79.58%
– 90%	N/A	–82.95%	–89.58%
– 100%	N/A	–92.95%	–99.58%

FWP-54

Tiffany & Co.

According to publicly available information, Tiffany & Co. (the “Company”) is the parent corporation of Tiffany and Company (“Tiffany”). Charles Lewis Tiffany founded Tiffany’s business in 1837. He incorporated Tiffany in New York in 1868. The Company acquired Tiffany in 1984 and completed the initial public offering of the Company’s Common Stock in 1987. The Company’s principal product category is jewelry. It also sells timepieces, sterling silver goods (other than jewelry), china, crystal, stationery, fragrances and personal accessories. The Company offers an extensive selection of TIFFANY & CO. brand jewelry at a wide range of prices. In Fiscal 2007, 2006 and 2005 approximately 86%, 86% and 85% respectively, of the Company’s net sales were attributable to TIFFANY & CO. brand jewelry. Designs are developed by employees, suppliers, independent designers and independent “name” designers. In addition to jewelry, the Company sells TIFFANY & CO. brand merchandise in the following categories: timepieces and clocks; sterling silver merchandise, including flatware, hollowware (tea and coffee services, bowls, cups and trays), trophies, key holders, picture frames and desk accessories; stainless steel flatware; crystal, glassware, china and other tableware; custom engraved stationery; writing instruments; and fashion accessories. Fragrance products are sold under the trademarks TIFFANY, PURE TIFFANY and TIFFANY FOR MEN. The Company also sells other brands of timepieces and tableware in its U.S. stores.

The linked share’s SEC file number is: 1-9494.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$40.83	$33.00	$35.20
September 30, 2002	$35.28	$20.72	$21.43
December 31, 2002	$30.70	$19.40	$23.91
March 31, 2003	$27.18	$21.60	$25.00
June 30, 2003	$35.09	$24.50	$32.68
September 30, 2003	$40.00	$31.89	$37.33
December 31, 2003	$49.40	$37.41	$45.20
March 31, 2004	$45.22	$35.44	$38.17
June 30, 2004	$41.63	$32.38	$36.85
September 30, 2004	$36.82	$27.00	$30.74
December 31, 2004	$32.50	$27.89	$31.97
March 31, 2005	$35.25	$29.86	$34.52
June 30, 2005	$34.84	$28.60	$32.76
September 30, 2005	$40.08	$32.37	$39.77
December 30, 2005	$43.80	$36.27	$38.29
March 31, 2006	$41.29	$35.18	$37.54
June 30, 2006	$38.00	$31.65	$33.02
September 29, 2006	$35.03	$29.63	$33.20
December 29, 2006	$40.80	$32.82	$39.24
March 30, 2007	$46.16	$38.17	$45.48
June 29, 2007	$54.75	$45.34	$53.06
September 30, 2007	$56.79	$39.53	$52.35
December 31, 2007	$57.34	$43.80	$46.03
March 31, 2008	$46.14	$32.85	$41.84
April 4, 2008*	$44.23	$42.53	$43.06

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIF

Initial price: $43.06

Protection level: 70.00%

Protection price: $30.14

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.223409

Coupon: 12.10% per annum

Maturity: October 29, 2008

Dividend yield: 1.33% per annum

Coupon amount monthly: $10.08

FWP-55

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.05%		100.67%
+ 90%	6.05%		90.67%
+ 80%	6.05%		80.67%
+ 70%	6.05%		70.67%
+ 60%	6.05%		60.67%
+ 50%	6.05%		50.67%
+ 40%	6.05%		40.67%
+ 30%	6.05%		30.67%
+ 20%	6.05%		20.67%
+ 10%	6.05%		10.67%
+ 5%	6.05%		5.67%
0%	6.05%		0.67%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.05%	1.05%	–4.33%
– 10%	6.05%	–3.95%	–9.33%
– 20%	6.05%	–13.95%	–19.33%
– 30%	6.05%	–23.95%	–29.33%
– 40%	N/A	–33.95%	–39.33%
– 50%	N/A	–43.95%	–49.33%
– 60%	N/A	–53.95%	–59.33%
– 70%	N/A	–63.95%	–69.33%
– 80%	N/A	–73.95%	–79.33%
– 90%	N/A	–83.95%	–89.33%
– 100%	N/A	–93.95%	–99.33%

FWP-56

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
April 4, 2008*	$53.20	$49.38	$50.61

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $50.61

Protection level: 75.00%

Protection price: $37.96

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.758941

Coupon: 13.00% per annum

Maturity: October 29, 2008

Dividend yield: 0.97% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.49%
+ 90%	6.50%		90.49%
+ 80%	6.50%		80.49%
+ 70%	6.50%		70.49%
+ 60%	6.50%		60.49%
+ 50%	6.50%		50.49%
+ 40%	6.50%		40.49%
+ 30%	6.50%		30.49%
+ 20%	6.50%		20.49%
+ 10%	6.50%		10.49%
+ 5%	6.50%		5.49%
0%	6.50%		0.49%

	Protection Price Ever Breached?
	NO	YES
– 5%	6.50%	1.50%	–4.51%
– 10%	6.50%	–3.50%	–9.51%
– 20%	6.50%	–13.50%	–19.51%
– 30%	N/A	–23.50%	–29.51%
– 40%	N/A	–33.50%	–39.51%
– 50%	N/A	–43.50%	–49.51%
– 60%	N/A	–53.50%	–59.51%
– 70%	N/A	–63.50%	–69.51%
– 80%	N/A	–73.50%	–79.51%
– 90%	N/A	–83.50%	–89.51%
– 100%	N/A	–93.50%	–99.51%

FWP-57

Verizon Communications Inc.

According to publicly available information, Verizon Communications Inc. (the “Company”) is one of the world’s leading providers of communications services. Formerly known as Bell Atlantic Corporation, the Company was incorporated in 1983 under the laws of the State of Delaware. The Company began doing business as Verizon Communications on June 30, 2000 following its merger with GTE Corporation. The Company completed its merger with MCI on January 6, 2006, and its operations are now part of the Company’s wireline business. The Company has a workforce of approximately 235,000 employees.

The Company has two primary reportable segments, Wireline and Domestic Wireless, which it operates and manages as strategic business segments and organize by products and services. These segments and principal activities consist of the following: Wireline communications services include voice, Internet access, broadband video and data, next generation Internet protocol (IP) network services, network access, long distance and other services. The Company provides these services to consumers, carriers, businesses and government customers both domestically and internationally in 150 countries; Domestic Wireless’s products and services include wireless voice, data products and other value-added services and equipment sales across the United States.

The Company’s principal executive offices are located at 140 West Street, New York, New York 10007 (telephone number 212-395-1000).

The linked share’s SEC file number is: 1-8606.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$44.14	$35.05	$38.52
September 30, 2002	$38.56	$24.95	$26.32
December 31, 2002	$41.35	$26.40	$37.17
March 31, 2003	$42.50	$30.79	$33.91
June 30, 2003	$39.62	$31.46	$37.84
September 30, 2003	$38.61	$30.75	$31.12
December 31, 2003	$33.81	$29.83	$33.65
March 31, 2004	$37.92	$33.65	$35.05
June 30, 2004	$36.56	$32.86	$34.72
September 30, 2004	$39.34	$32.74	$37.78
December 31, 2004	$40.55	$36.70	$38.86
March 31, 2005	$39.38	$32.98	$34.05
June 30, 2005	$34.77	$32.34	$33.14
September 30, 2005	$33.55	$30.37	$31.36
December 30, 2005	$31.45	$27.95	$28.89
March 31, 2006	$33.74	$28.82	$32.67
June 30, 2006	$33.31	$29.10	$32.13
September 29, 2006	$36.45	$30.08	$35.62
December 29, 2006	$37.46	$33.83	$37.07
March 30, 2007	$38.60	$35.44	$37.75
June 29, 2007	$43.79	$36.83	$40.99
September 30, 2007	$44.55	$39.09	$44.08
December 31, 2007	$46.03	$40.59	$43.50
March 31, 2008	$44.12	$33.01	$36.29
April 4, 2008*	$38.30	$36.88	$37.34

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VZ

Initial price: $37.34

Protection level: 80.00%

Protection price: $29.87

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.780932

Coupon: 9.75% per annum

Maturity: October 29, 2008

Dividend yield: 3.38% per annum

Coupon amount monthly: $8.13

FWP-58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		101.69%
+ 90%	4.875%		91.69%
+ 80%	4.875%		81.69%
+ 70%	4.875%		71.69%
+ 60%	4.875%		61.69%
+ 50%	4.875%		51.69%
+ 40%	4.875%		41.69%
+ 30%	4.875%		31.69%
+ 20%	4.875%		21.69%
+ 10%	4.875%		11.69%
+ 5%	4.875%		6.69%
0%	4.875%		1.69%

	Protection Price Ever Breached?
	NO	YES
– 5%	4.875%	–0.125%	–3.31%
– 10%	4.875%	–5.125%	–8.31%
– 20%	4.875%	–15.125%	–18.31%
– 30%	N/A	–25.125%	–28.31%
– 40%	N/A	–35.125%	–38.31%
– 50%	N/A	–45.125%	–48.31%
– 60%	N/A	–55.125%	–58.31%
– 70%	N/A	–65.125%	–68.31%
– 80%	N/A	–75.125%	–78.31%
– 90%	N/A	–85.125%	–88.31%
– 100%	N/A	–95.125%	–98.31%

FWP-59

MEMC Electronic Materials, Inc.

According to publicly available information, MEMC Electronic Materials, Inc. (the “Company”) is a leading worldwide producer of wafers for the semiconductor industry, and is one of four wafer suppliers having more than a 10% share of the overall market. The Company operates manufacturing facilities in every major semiconductor manufacturing region throughout the world, including Europe, Japan, Malaysia, South Korea, Taiwan and the United States. The Company provides wafers in sizes ranging from 100 millimeters (4 inch) to 300 millimeters (12 inch) and in three general categories: prime polished, epitaxial and test/monitor. Depending on market conditions, it also sells intermediate products such as polysilicon, silane gas, partial ingots and scrap wafers to semiconductor device and equipment makers, solar customers, flat panel and other industries.

The Company was formed in 1984 as a Delaware corporation and completed its initial public stock offering in 1995.

The linked share’s SEC file number is 001-13828.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$11.50	$4.20	$4.90
September 30, 2002	$5.25	$2.25	$3.32
December 31, 2002	$9.48	$3.12	$7.57
March 31, 2003	$11.48	$7.00	$11.25
June 30, 2003	$13.35	$8.88	$9.80
September 30, 2003	$14.51	$9.51	$10.91
December 31, 2003	$12.50	$8.38	$9.62
March 31, 2004	$11.73	$7.89	$9.15
June 30, 2004	$10.47	$7.81	$9.88
September 30, 2004	$9.97	$7.33	$8.48
December 31, 2004	$13.28	$8.45	$13.25
March 31, 2005	$14.95	$10.70	$13.45
June 30, 2005	$16.89	$10.85	$15.77
September 30, 2005	$23.65	$15.71	$22.79
December 30, 2005	$24.27	$16.20	$22.17
March 31, 2006	$38.50	$22.60	$36.92
June 30, 2006	$48.89	$30.01	$37.50
September 29, 2006	$41.30	$26.27	$36.63
December 29, 2006	$44.01	$31.94	$39.14
March 30, 2007	$64.09	$39.51	$60.58
June 29, 2007	$68.80	$52.22	$61.12
September 30, 2007	$64.68	$49.70	$58.86
December 31, 2007	$96.08	$57.15	$88.49
March 31, 2008	$91.45	$59.41	$70.90
April 4, 2008*	$77.61	$67.94	$76.23

*	High, low and closing prices are for the period starting April 1, 2008 and ending April 4, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFR

Initial price: $76.23

Protection level: 60.00%

Protection price: $45.74

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.118195

Coupon: 15.00% per annum

Maturity: October 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%
0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	7.50%	2.50%	–5.00%
– 10%	7.50%	–2.50%	–10.00%
– 20%	7.50%	–12.50%	–20.00%
– 30%	7.50%	–22.50%	–30.00%
– 40%	7.50%	–32.50%	–40.00%
– 50%	N/A	–42.50%	–50.00%
– 60%	N/A	–52.50%	–60.00%
– 70%	N/A	–62.50%	–70.00%
– 80%	N/A	–72.50%	–80.00%
– 90%	N/A	–82.50%	–90.00%
– 100%	N/A	–92.50%	–100.00%

FWP-60